Exhibit 10.1
                                 LOAN AGREEMENT

                            Dated as of July 23, 1996

                                      among

                             STIMSONITE CORPORATION

                                  as Borrower,


                                       and

                              LASALLE NATIONAL BANK

                                  as Co-Lender


                                       and

                          HARRIS TRUST AND SAVINGS BANK

                                  as Co-Lender

                                TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

1.  DEFINITIONS AND TERMS....................................................  1
    1.1     Certain Definitions........................................  1
            -------------------
    1.2     Certain UCC and Accounting Terms........................... 16
            --------------------------------

2.  LOANS:  BANKS' COMMITMENTS AND BORROWING PROCEDURES...................... 16
    2.1     Revolving Credit Commitment................................ 16
            ---------------------------
    2.2     Term Loan Commitment....................................... 16
            --------------------
    2.3     Borrowing Procedures under the Commitment.................. 16
            -----------------------------------------
    2.4     Letters of Credit.......................................... 17
            -----------------
    2.5     All Loans to Constitute One Obligation..................... 18
            --------------------------------------

3.  LOANS:  NOTES EVIDENCING LOANS........................................... 18
    3.1     Revolving Notes............................................ 18
            ---------------
    3.2     Term Note.................................................. 18
            ---------
    3.3     Recordation................................................ 18
            -----------

4.  LOANS:  AMOUNTS; INTEREST; BALANCES...................................... 19
    4.1     Applicable Borrowing Amounts; Interest Rates; Default Rate. 19
            -------------------------------------------------
    4.2     Computation of Interest.................................... 20
            -----------------------
    4.3     Conversion and Reborrowing of Loans........................ 20
            -----------------------------------
    4.4     Change of Law.............................................. 20
            -------------
    4.5     Unavailability  of Deposits or Inability  to  Ascertain
            the LIBOR Rate or Adjusted
            ----------------------------------------------------------
            LIBOR Rate................................................. 21
            ----------
    4.6     Yield Protection, Etc...................................... 21
            ---------------------
    4.7     Funding Indemnity.......................................... 22
            -----------------
    4.8     Discretion of Agent as to Manner of Funding................ 23
            -------------------------------------------
    4.9     Interest Laws.............................................. 23
            -------------
    4.10    Letter of Credit Fees...................................... 24
            ---------------------

5.  LOANS:  GENERAL TERMS.................................................... 24
    5.1     Payments to Agent.......................................... 24
            -----------------
    5.2     Automatic Debit............................................ 24
            ---------------
    5.3     Application of Payment..................................... 24
            ----------------------
    5.4     Payment to the Banks....................................... 25
            --------------------
    5.5     Pro Rata Treatment......................................... 25
            ------------------
    5.6     Non-Receipt of Funds by the Agent.......................... 25
            ---------------------------------
    5.7     Conditions Precedent Events................................ 25
            ---------------------------
    5.8     Offset..................................................... 26
            -------
    5.9     Discretionary Disbursements................................ 26
            ---------------------------
    5.10    Credit Termination Date; Continuance of Obligations, Etc... 26
            ---------------------------------------------------------
    5.11    Loan Evidence.............................................. 26
            -------------
    5.12    Over-Advances.............................................. 26
            -------------
    5.13    Lending Offices............................................ 27
            ---------------
    5.14    Several Obligations; Remedies Independent.................. 27
            -----------------------------------------
    5.15    Lock-Box................................................... 27
            --------
    5.16    Unused Portion Fee......................................... 27
            ------------------
    5.17    Transaction Fee............................................ 28
            ---------------

6.  LOANS:  CONDITIONS TO LENDING............................................ 28
    6.1     Initial Loan Conditions Precedent.......................... 28
            ---------------------------------
    6.2     Accountant's Letter........................................ 29
            -------------------

7.  ACCOUNTS RECEIVABLE...................................................... 29
    7.1     Account Representations and Warranties..................... 29
            --------------------------------------
    7.2     Verification of Accounts................................... 30
            ------------------------

8.  INVENTORY................................................................ 30
    8.1          Inventory Representations and Warranties.............. 30

9.  REPRESENTATIONS AND WARRANTIES; COVENANTS;
                        INDEMNIFICATION; CONTINUING OBLIGATION............... 30
    9.1     Representations and Warranties of Borrower................. 30
            ------------------------------------------
    9.2     Affirmative Covenants...................................... 36
            ---------------------
    9.3     Negative Covenants......................................... 43
            ------------------
    9.4     Maintenance of Accounts.................................... 44
            -----------------------

10.  DEFAULT................................................................. 45
   10.1     Events of Default.......................................... 45
            -----------------
   10.2     Cumulative Remedies........................................ 46
            -------------------
   10.3     Acceleration and Termination of Loans...................... 46
            -------------------------------------
   10.4     Rights of Creditor......................................... 46
            ------------------
   10.5     Injunctive Relief.......................................... 46
            -----------------

11.  THE AGENT............................................................... 46
   11.1     Appointment, Powers and Immunities......................... 46
            ----------------------------------
   11.2     Reliance by Agent.......................................... 47
            -----------------
   11.3     Defaults................................................... 47
            --------
   11.4     Rights as a Bank........................................... 48
            ----------------
   11.5     Indemnification............................................ 48
            ---------------
   11.6     Non-Reliance on Agent and other Banks...................... 48
            -------------------------------------
   11.7     Failure to Act............................................. 49
            --------------
   11.8     Resignation or Removal of Agent............................ 49
            -------------------------------
   11.9     Consents under this Agreement and the Other Agreements..... 49
            ------------------------------------------------------
   11.10    Distribution of Notices.................................... 49
            -----------------------
   11.11    Collateral Sub-Agents...................................... 49
            ---------------------

12.  GENERAL................................................................. 50
   12.1     Payment Application Date................................... 50
            ------------------------
   12.2     Statement of Account....................................... 50
            --------------------
   12.3     Manner of Application; Waiver of Setoff Prohibition........ 50
            ---------------------------------------------------
   12.4     Survival of Representations and Warranties................. 50
            ------------------------------------------
   12.5     Integration; Amendment; Assignment; Participation.......... 51
            -------------------------------------------------
   12.6     No Waiver.................................................. 52
            ---------
   12.7     Severability............................................... 52
            ------------
   12.8     Successors and Assigns..................................... 52
            ----------------------
   12.9     Conflict with Other Agreements............................. 53
            ------------------------------
   12.10    No Impairment by Termination............................... 53
            ----------------------------
   12.11    Waivers 53
   12.12    Costs, Fees and Expenses Related to Agreement and
               Other Agreements........................................ 53
   12.13    Environmental Indemnity.................................... 53
   12.14    Release 54
   12.15    Governing Law.............................................. 54
   12.16    Notices.................................................... 54
   12.17    FORUM; AGENT; VENUE; JURY TRIAL WAIVER..................... 54
   12.18    Other Costs, Fees and Expenses............................. 55
   12.19    Revival.................................................... 55
   12.20    Acknowledgments............................................ 55
   12.21    Section Headings........................................... 55
   12.22    Counterparts............................................... 56
   12.23    Effectiveness.............................................. 56

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") is made as of the 23rd day of July, 1996, by and among STIMSONITE CORPORATION, a Delaware corporation ("Borrower"); LASALLE NATIONAL BANK, a national banking association ("LaSalle"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation ("Harris") (LaSalle and Harris are sometimes referred to herein individually as a "Bank" and/or collectively as the "Banks"). LASALLE NATIONAL BANK, a national banking association, as agent for the Banks for certain limited purposes hereunder (in such capacity, together with its successors in such capacity, "Agent"), shall also be deemed a party hereto for the purpose of acting as agent.

                               W I T N E S E T H:

     WHEREAS, Borrower desires to borrow funds and obtain other financial accommodations from Banks; and

     WHEREAS, pursuant to Borrower's request, Banks are willing to lend monies to Borrower pursuant hereto;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein, Borrower agrees to borrow from the Banks, and the Banks agree to lend to Borrower, subject to and upon the following terms and conditions:

                            1. DEFINITIONS AND TERMS

         1.1 Certain Definitions. The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference.

     "Account   Debtor"  means  a  Person  obligated  on  or  under  an  Account
Receivable.

     "Adjusted LIBOR Rate" shall mean a rate per annum determined pursuant to the following ------------------- formula:

         Adjusted LIBOR Rate =                         LIBOR
100% - Reserve Percentage


                           "Accounts Receivable" means all of Borrower's now existing or hereafter arising or acquired Accounts, accounts receivable and other rights to payment, however created, including without limitation any right to payment for goods sold or leased or for services rendered, whether arising out of the sale of Inventory or otherwise and whether or not it has been earned by performance, and any and all notes, drafts, acceptances, chattel paper, General Intangibles and other obligations arising out of or representing a right to payment, however created, including without limitation a right to payment for goods sold or leased or for services rendered.

                           "Affiliate"  means any  Person (a) that  directly  or
         indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with Borrower or one or more Affiliates, (b) that directly or beneficially owns or holds 10% or more of any equity interest in Borrower or one or more Affiliates or (c) 10% or more of whose voting stock (or in the case of a Person which is not a corporation, 10% or more of any equity interest) is owned directly or beneficially or held by Borrower or one or more Affiliates. For purposes of this definition and this Agreement, the term "control" shall mean, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person, whether through ownership interest or otherwise, including without limitation the power to elect or appoint, directly or indirectly, a majority of the members of its governing board or body.

                           "Applicable Lending Office" means, for each Bank, the "Lending Office" of such Bank (or an Affiliate thereof) designated on the signature pages hereof or such other office of such Bank (or an Affiliate thereof) as such Bank may from time to time specify to Borrower as the office by which its Loans are to be made and maintained.

                           "Authorized Officer" means the President, the Vice President-Finance or the Treasurer of Borrower.

                           "Base Rate" means the rate of interest (expressed as a percentage per annum) most recently announced or published publicly from time to time by Harris as its prime lending rate of interest, which is not necessarily the lowest or most favorable rate of interest charged by Harris on commercial loans at any one time. The rate of interest shall change automatically and immediately as and when the Base Rate shall change, without notice to Borrower, and any notice to which it may be entitled is hereby waived, and any such change in the Harris' Base Rate shall not affect any of the terms and conditions of this Agreement, all of which shall remain in full force and effect.

                           "Base Rate Loan" shall mean a Loan bearing interest as specified in Paragraph 4.1(a).

                           "Borrower's Liabilities" means all obligations and liabilities of Borrower in the aggregate to Banks (including, without limitation, all debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement or the Other Agreements, or by oral agreement or operation of law or otherwise.



                           "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day on which commercial banking institutions are open for the transaction of commercial banking business in Chicago, Illinois other than a Saturday or Sunday, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, a LIBOR Loan, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank eurodollar market.

                           "Capital Expenditures" means the cost of acquiring any fixed assets, or any improvements, replacements, substitutions, accessions or additions thereto or therefor which have a useful life of more than one year, including without limitation, the cost of direct or indirect acquisitions of such assets by way of purchase, capital lease or otherwise; provided, however, that (i) the purchase price of assets acquired after the date hereof pursuant to a bulk sale of assets or an acquisition of all or substantially all of the assets of a Person and
         (ii) costs associated with the construction and improvement of the Waukegan Facility up to $15.5 million in the aggregate prior to December 31, 1997, as detailed on the projections for the Waukegan Facility Capital Expenditures attached hereto as Exhibit 1.1 (which shall be updated from time-to-time at the request of and to the reasonable satisfaction of the Banks), shall be excluded from the determination of Capital Expenditures.

                           "Cash Flow" means EBITDA less Capital Expenditures, plus lease amounts and rental payments.

                           "Cash  Flow  Coverage  Ratio"  means,  as  of   any
         date,  Cash Flow divided by Fixed Charges.

                           "Charges" means all national, federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including, without limitation, the PBGC) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to Borrower's Liabilities, Borrower's business, Borrower's ownership and/or use of Borrower's assets, income and/or gross receipts.

                           "Closing Date" means July 23, 1996.

                           "Code" means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder.



                           "Commitment" means as to each Bank, the obligations of such Bank to make Loans in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite such Bank's name on the respective signature pages hereof under the caption "Commitment".

                           "Conversion Date" means the Business Day on which a Base Rate Loan is converted to a LIBOR Loan.

                           "Debt"   means   all  of  a   Person's   liabilities,
         obligations and indebtedness to any Person of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law or otherwise. Without in any way limiting the generality of the foregoing, Debt specifically includes
         (i) Funded Debt and (ii) liabilities in respect of unfunded vested benefits under Plans and Multiemployer Plans covered by Title IV of ERISA.

                           "Default Rate" shall have the meaning assigned to such term in Paragraph 4.1(c) hereof.

                           "Early Termination Date" means the date, pursuant to Paragraph 10.3, upon which, whether by notice or by right hereunder, the Banks' obligation to extend credit hereunder is terminated.

                           "EBITDA" means, with respect to any fiscal period of Borrower, Borrower's (a) net income (determined in accordance with
         GAAP) for such period, plus (b) the aggregate amounts deducted in determining such net income in respect of (i) Interest Expense, (ii) income taxes, (iii) depreciation, (iv) amortization and (v) extraordinary losses up to $500,000 in the aggregate in any fiscal year, minus (c) extraordinary gains, each determined in accordance with GAAP consistently applied.

                           "Eligible Accounts Receivable" means an Account Receivable arising in the ordinary course of the Borrower's business from the sale of goods or rendition of services. Without limiting the generality of the foregoing, no Account Receivable shall be an Eligible Account Receivable if: (i) it arises out of a sale made by the Borrower to a Subsidiary or an Affiliate of the Borrower or to a Person controlled by an Affiliate of the Borrower; or (ii) it is unpaid for more than sixty (60) days after the original due date shown on the invoice; or (iii) it arises from service charges or similar charges or is subject to a debit memo(s), to the extent of any such service charges or similar charge or debit memo(s); or (iv) the total unpaid Accounts Receivable of the Account Debtor exceed fifteen percent (15%) of the net amount of all Accounts Receivable, to the extent of such excess; or (v) the Account Debtor is also the Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account Receivable, or the Account Receivable otherwise is subject to any right of set-off by the Account Debtor, all to the extent of such dispute, claim or asserted right of set-off; or (vi) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or (vii) it arises from a sale to an Account Debtor outside the United States, unless the sale is on letter of credit, credit insurance, guaranty or acceptance terms, in each case acceptable to Banks in their sole discretion; or (viii) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or (ix) the
         Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless, to the extent required by law, the Borrower assigns its right to payment of such Account Receivable to Banks, in form and substance satisfactory to Banks, so as to comply with the Assignment of Claims Act of 1940, as amended (31
         U.S.C. Sub-Section 203 et seq.); or (x) the Account Receivable is subject to a Lien other than a Permitted Lien; or (xi) the goods giving rise to such Account Receivable have not been shipped to or have been rejected by the Account Debtor or the services giving rise to such Account Receivable have not been performed by the Borrower and accepted by the Account Debtor or the Account Receivable otherwise does not represent a final sale; or (xii) the Account Receivable is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or (xiii) the Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for returns, rebates, cash discounts, volume discounts, performance discounts, co-of advertising discounts, price concession discounts, service charges or credit discounts or allowances and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account Receivable, to the extent of such deduction; or (xiv) after the issuance of an invoice evidencing an Account Receivable, the Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; or (xv) the Account Receivable arises from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes.

                           "Eligible Inventory" means Inventory of the Borrower, provided that such inventory (i) is raw materials or finished goods that is readily marketable in its current form, or is work-in-process,
         (ii) is in good and saleable condition, (iii) is not obsolete or unmerchantable, (iv) meets all standards imposed by any applicable governmental agency or authority, (v) is at all times subject to no Lien except a Permitted Lien, and (vi) is situated at a location in the United States.

                           "Environmental Claim" means any notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Authority for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, release of any Hazardous Material to the environment, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the occurrence of a Release by Borrower (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Hazardous Material, in, into or onto the environment at, in, by, from, onto or related to any Facility, (ii) the generation, use, handling, transportation, storage, treatment or disposal of Hazardous Materials by Borrower in connection with the operation of any Facility, or (iii) the violation, or alleged violation, of any Environmental Laws or any Governmental Authorizations by Borrower relating to environmental matters in connection with the Facilities.

                           "Environmental Laws" means all applicable statutes, ordinances, orders, rules, regulations, or decrees and the like relat-ing to (i) fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, handling, transportation, storage, treatment or disposal of Hazardous Materials or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare related to Hazardous Materials, in any manner
         applicable  to  Borrower  or  the   Facilities,   including,   without
         limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), the Clean Air Act (42 U.S.C. ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. ss.11001 et seq.), each as amended or supplemented.

                           "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and, unless the context otherwise requires, the regulations promulgated thereunder and any successor statute.

                           "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with Borrower or an Affiliate would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA or, where applicable, would be treated as a "single employer" under Section 412(c)(11) of the Code.

                           "ERISA Termination Event" means (i) a "Reportable Event" described in Section 4043 of ERISA (other than a "Reportable
         Event" not subject to the 30-day reporting requirement to the PBGC under applicable regulations), (ii) the withdrawal under Section 4063 or Section 4064 of ERISA of Borrower or any Affiliate from a Plan during a plan year in which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA, including a cessation of operations that is treated as a withdrawal by a "substantial employer" under
         Section 4062(e) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings under
         Section 4042 of ERISA to terminate a Plan by the PBGC, (v) any other event or condition which in the reasonable judgment of Borrower is likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to or any ERISA administer, any Plan, or (vi) the partial or complete withdrawal pursuant to Section 4203 or Section 4205 of ERISA of Borrower or any ERISA Affiliate from a Multiemployer Plan.

                           "Event of Default" shall have the meaning assigned to such term in Paragraph 10.1 hereof.

                           "Excess Interest" shall have the meaning assigned to such term in Paragraph 4.9 hereof.

                           "Facilities" means any and all real property (including, without limitation, all buildings, or other improvements located thereon) now, hereafter or heretofore, owned, leased, operated or used by Borrower or any of its respective successors and assigns including, but not limited to, the Waukegan Facility and the Facility located at 7452 North Natchez Avenue, Niles, Illinois.

                           "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to LaSalle on such day on such transactions as determined by LaSalle.

                           "Financials" means those financial statements of Borrower heretofore or concurrently herewith delivered by or on behalf of Borrower to Banks.

                           "Fixed Charges" means, without duplication, total Interest Expense, dividends, rental amounts, lease amounts and required principal payments on Debt.

                           "Funded Debt" means, without duplication, (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) the face amount of all letters of credit issued for the account of Borrower and, without duplication, all drafts drawn thereunder, (iv) obligations to pay the deferred purchase price of property or services, (v) obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of other of the kinds referred to in clauses (i) through
         (v) above, (vii) all net obligations under any interest rate swap agreements, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement, and (viii) all obligations to pay a specified purchase price for goods or services whether or not delivered or accepted (i.e., take-or-pay and similar obligations); provided, that Funded Indebtedness shall not include trade payables, accrued expenses and other obligations not yet due and payable incurred in the ordinary course of business, in each case arising in the ordinary course of business.

                           "GAAP"  shall  mean  generally  accepted   accounting
         principles as in effect from time to ---- time.

                           "General Intangibles" means all choses in action, causes of action and all other intangible property of Borrower of every kind and nature now owned or hereafter acquired by Borrower, including, without limitation, corporate and other business records, deposit accounts, inventions, designs, patents, patent and trademark registrations and applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, deferred tax benefits, tax refund claims, prepaid expenses, computer programs, covenants not to compete, customer lists and mailing lists, contract rights, indemnification rights, causes of action and any letters of credit, guarantee claims, security interests or other security held by or granted to Borrower.

                           "Governmental Authority" means any federal, state or local governmental authority, department, agency or court.

                           "Governmental   Authorization"   means  any   permit,
         license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

                           "Hazardous Materials" means (i) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto, (ii) any oil, petroleum or petroleum derived substance, (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (iv) any flammable substances or explosives, (v) any radioactive materials, (vi) asbestos in any form (which is or could become friable), (vii) urea formaldehyde foam insulation, (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, (ix) pesticides or (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

                           "Interest Expense" means, for any period, the sum of all interest in respect of Debt of Borrower accrued or capitalized during such period (whether or not actually paid during such period), determined in accordance with GAAP.

                           "Interest Period" means with respect to the LIBOR Loans, the period used for the computation of interest commencing on the date the relevant LIBOR Loan is effected by conversion or continued and concluding on the date one (1) month, two (2) months, three (3) months or six (6) months thereafter, at Borrower's option, with any subsequent Interest Period commencing on the last day of the immediately preceding Interest Period and concluding one (1) month, two
         (2) months, three (3) months or six (6) months thereafter, at Borrower's option; provided, however, that no Interest Period for any LIBOR Loan made under the Commitment may extend beyond the Revolving Credit Maturity Date or the Term Loan Maturity Date, as the case may be. Each Interest Period for a LIBOR Loan which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the next preceding Business Day).

                           "Interest Rate Agreement" means any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower against fluctuations in interest rates.

                           "Inventory" shall have the meaning ascribed to it in the Uniform Commercial Code, as adopted in the State of Illinois, and shall include, without limitation, all of Borrower's goods held or being processed for sale or lease including all materials, work-in-process, finished goods, supplies and other goods customarily classified as Inventory.

                           "Letter of Credit" means a standby or commercial import letter of credit at any time issued by Agent or any Bank for the account of Borrower.

                           "Letter of Credit Maturity Date" means December 31, 2000.

                           "Letter  of  Credit   Termination   Date"  means  the
         earliest to occur of (i) the Letter of Credit Maturity Date or (ii) the Early Termination Date.

                           "Leverage Ratio" means, as of any date, the ratio of Funded Debt to Funded Debt plus Net Worth.

                           "LIBOR" means for each Interest Period the rate of interest per annum as determined by Agent (rounded upward, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16th of 1%) or such other integral multiple thereof at which interest rates for LIBOR-based loans are commonly quoted to major banks in the interbank eurodollar market) at which deposits of United States Dollars in immediately available and freely transferable funds would be offered at 11:00 a.m., Chicago time, three (3) Business Days prior to the commencement of such Interest Period by the principal offshore funding office of Agent to major banks in the interbank eurodollar market upon request by such major banks for a period equal to such Interest Period and in an amount equal to the principal amount of the LIBOR Loan to be outstanding from Agent during such Interest Period. Each determination of LIBOR made by Agent in accordance with this paragraph shall be conclusive and binding on Borrower except in the case of manifest error.

                           "LIBOR Loan" means all or a portion of a Loan bearing interest with respect to the Adjusted LIBOR Rate as specified in Paragraph 4.1(b).

                           "LIBOR Margin" means one and one-half percent (1.50%); provided, however, that, as long as the ratio of Debt to Cash Flow (determined on a rolling four-quarter basis taking into account the immediately preceding four quarters) is equal to or greater than
         (a) 3.50 to 1.0, LIBOR Margin shall mean one and one-quarter percent (1.25%), (b) 2.50 to 1.0 (but less than 3.49 to 1.0), LIBOR Margin shall mean one percent (1.0%) and (c) 1.50 to 1.0 (but less than 2.49 to 1.0), LIBOR Margin shall mean three-quarters of one percent (0.75%).

                           "Lien" means, with respect to any asset of Borrower, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code in effect in any jurisdiction).

                           "Loan" or "Loans" means and includes Letters of Credit issued and all Base Rate Loans and LIBOR Loans made under the Commitment, unless the context in which such term is used shall otherwise require.

                           "Majority Banks" means Banks having more than fifty-one percent (51%) of the aggregate amount of the Commitments; provided that, if the Commitment shall have terminated, Majority Banks shall mean Banks holding more than fifty-one percent (51%) of the aggregate unpaid principal amount of the Loans.

                           "Maximum Rate" shall have the meaning assigned to such term in Paragraph 4.9 hereof.

                           "Multiemployer  Plan" means a plan defined as such in
         Section 4001(a)(3) of ERISA to which contributions have been made by Borrower or an ERISA Affiliate.

                           "Net Worth" means, as of any date of determination thereof, the total stockholders' equity of Borrower, all as determined in accordance with GAAP.

                           "Notes means the Revolving Notes and the Term Notes.

                           "Obligor" means any Person who is and/or may become an Account Debtor.

                           "Other Agreements" means all agreements, instruments and documents, including, without limitation, letters of credit, mortgages, deeds of trust, guaranties, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower and delivered to the Banks including, without limitation, the Revolving Notes and the Term Notes.

                           "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                           "Permitted Debt" means (a) Debt incurred pursuant to this Agreement or the Other Agreements, (b) Debt incurred pursuant to purchase money mortgages (including, without limitation, capitalized lease obligations) not to exceed $1,000,000 at any time outstanding in the aggregate, (c) trade payables, accrued expenses and obligations not yet due and payable incurred in the ordinary course of business, (d) Funded Debt of Subsidiaries in the aggregate maximum principal amount of $5,000,000 and (e) Debt incurred pursuant to any Interest Rate Agreement with a third party reasonably acceptable to Banks.

                           "Permitted   Investments"   shall  have  the  meaning
         assigned to such term in Paragraph 9.3(d) hereof.

                           "Permitted Liens" means (a) Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of Borrower) have been established; (b) Liens in respect of property or assets of Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business and (i) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Borrower or any Subsidiary or (ii) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien; (c) Liens on assets of the Borrower and each Subsidiary existing on the Effective Date and listed on Exhibit 9.3(a); (d) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default, provided that no material amount of cash or property is deposited or delivered to secure any respective judgment or award (or any appeal bond in respect thereof, except as permitted by the following clause (e)); (e) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money) provided, that the aggregate amount of deposits at any time pursuant to this clause (e) shall not exceed $50,000; (f) Purchase money Liens securing payables arising from the purchase by Borrower of any equipment or goods in the normal course of business, provided that such payables shall not constitute Funded Debt; (g) Liens arising pursuant to purchase money mortgages relating to, or security interests securing Debt representing the purchase price of, assets acquired by Borrower after the Closing Date, provided that any such liens attach only to the assets so acquired and that all Debt secured by Liens created pursuant to this clause (g) shall not in the aggregate exceed $1,000,000 at any time outstanding; (h) Liens on assets of Subsidiaries of Borrower securing Debt of any Subsidiaries not in excess of $5,000,000 at any time outstanding; (i) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries; and (j) Liens created pursuant to leases deemed "capital leases" under GAAP and otherwise permitted by this Agreement.

                           "Person" means and includes an individual, a partnership, a joint venture, a corporation (whether or not for profit), a trust, an unincorporated organization, any Governmental Authority or any other entity or organization.

                           "Plan" means, at any time, any single-employer plan, as defined in Section 4001(a)(15) and subject to Title IV of ERISA, which is maintained, or at any time during the five calendar years preceding the time in question was maintained, for employees of Borrower or an ERISA Affiliate.

                           "Pro Rata Share" means (a) with respect to matters relating to a particular Commitment of a Bank (including the making or repayment of Loans pursuant to that Commitment), the percentage obtained by dividing (i) such Commitment of that Bank by (ii) all such Commitments of all Banks and (b) with respect to all other matters, the percentage obtained by dividing (i) the Total Loan Commitment of a Bank by (ii) the Total Loan Commitments of all Banks, in either case as such percentage may be adjusted by assignments permitted pursuant to Paragraph 12.5.

                           "Release" means any actual release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dumping, leaching, or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials in violation of any Environmental Laws), or into or out of any Facility.

                           "Reserve Percentage" means, for the purpose of computing the Adjusted LIBOR Rate, the reserve requirement imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments of such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Loans shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D.

                           "Revolving Credit Commitment" shall have the meaning assigned to such term in Paragraph 2.1 hereof.

                           "Revolving Credit Maturity Date" means June 30, 2000.

                           "Revolving   Credit   Termination   Date"  means  the
         earliest to occur of (i) the Revolving Credit Maturity Date or (ii) the Early Termination Date.

                           "Revolving Loan" means and includes all Loans made under the Revolving Credit Commitment, unless the context in which such term is used shall otherwise require.

                           "Revolving Loan Borrowing Base" means, as at any date of determination thereof, an amount equal to the lesser of (i) Twenty Million Dollars ($20,000,000) and (ii) an amount equal to the sum of
         (A) eighty-five percent (85%) of the net amount of Eligible Accounts Receivable outstanding at such date and (B) sixty percent (60%) of the net amount of Eligible Inventory outstanding at such date.

                           "Revolving Notes" means those certain Revolving Notes of even date herewith in the original aggregate maximum principal amount of $20,000,000, as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

                           "Subordinated Debt" means, as of any date, the amount of Debt which is subordinated in right of payment to Borrower's Liabilities on terms satisfactory to the Banks in each particular case.

                           "Subsidiary" means any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the voting stock at the time of determination.

                           "Term Base Margin" means one quarter of one percent (1/4%).

                           "Term  LIBOR  Margin"  means  one  and  8/10 percent
         (1.80%).

                           "Term  Loan   Commitment"   shall  have  the  meaning
         assigned to such term in Paragraph 2.2 hereof.

                           "Term Loan" means and includes all Loans made under the Term Loan Commitment, unless the context in which such term is used shall otherwise require.

                           "Term Loan Maturity Date" means June 30, 2003.

                           "Term Loan Termination Date" means the earliest to occur of the (i)Term Loan Maturity Date or (ii) Early Termination Date.

                           "Term Notes" means those certain Term Notes of even date herewith or as executed and delivered from time to time hereunder in the original aggregate principal amount of $25,000,000 as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

                           "Total   Loan   Commitment"   means   the   aggregate
         commitments of any Bank with respect to the Revolving Credit Commitment and the Term Loan Commitment.

                           "Transaction Fee" shall have the meaning assigned to such term in Paragraph 5.17 below.

                           "Unused Portion Fee" shall have the meaning assigned to such term in Paragraph 5.16 below.

                           "Waukegan  Facility"   means  that  certain  Facility
         of  Borrower  located at 3801  West   Norman Drive, Waukegan, Illinois.

         1.2 Certain UCC and Accounting Terms. Except as otherwise defined in this Agreement or the Other Agreements, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefor (if any) in the Uniform Commercial Code as adopted by the State of Illinois. Notwithstanding the foregoing, any accounting terms used in this Agreement which are not specifically defined herein shall have the meaning customarily given to them in accordance with GAAP. All financing computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied.

             2. LOANS: BANKS' COMMITMENTS AND BORROWING PROCEDURES

         2.1 Revolving Credit Commitment. On the terms and subject to the conditions set forth in this Agreement, each Bank, severally and not jointly, agrees to make revolving credit available and Letters of Credit available to Borrower from time to time prior to the Revolving Credit Termination Date with respect to revolving credit loans and the Letter of Credit Termination Date with respect to Letters of Credit in such aggregate amounts as Borrower may from time to time request but in no event exceeding each Bank's Pro Rata Share of the Revolving Loan (as may be reduced from time-to-time pursuant to Paragraph 9.3(e) below, the "Revolving Credit Commitment"); provided, however, that in no event shall the Revolving Credit Commitment at any one time exceed the Revolving Loan Borrowing Base. The Revolving Credit Commitment shall be available to Borrower by means of Revolving Loans and Letters of Credit, it being understood that Revolving Loans may be repaid and used again during the period from the date hereof to and including the Revolving Credit Termination Date, at which time the Revolving Credit Commitment shall expire.

         2.2 Term Loan Commitment. On the terms and subject to the conditions set forth in this Agreement, each Bank, severally and not jointly, agrees to make the Term Loan to Borrower in no event exceeding each Bank's Pro Rata Share of the Term Loan (the "Term Loan Commitment"). The Term Loan Commitment shall be used to refinance existing term debt and to partially finance the construction of the Waukegan Facility.

         2.3 Borrowing Procedures under the Commitment. Borrower shall give Agent irrevocable telephonic notice, written notice or telecopied notice by no later than 11:00 a.m., Chicago time, on the date it requests to make a Loan hereunder. Each such notice shall be effective upon receipt by Agent and shall specify the date of the Loan (which shall be a Business Day), the amount of such Loan, whether the Loan is a Base Rate Loan or LIBOR Loan and, with respect to a LIBOR Loan, the Interest Period applicable thereto. Borrower shall give Agent irrevocable telephonic notice (which notice shall be promptly confirmed in writing) no later than 10:00 a.m., Chicago time, three (3) Business Days prior to the date that it requests Agent to effect a conversion from a Base Rate Loan to a LIBOR Loan, including a reborrowing as provided in Paragraph 4.3. Borrower agrees that Agent may rely on any notice given by any person it reasonably believes to be an Authorized Officer without the necessity of independent investigation. Each borrowing shall be on a Business Day.

         2.4 Letters of Credit. (a) Subject to all of the terms and conditions of this Agreement, if requested to do so by Borrower, Agent shall, on behalf of Banks, issue its, or cause to be issued Letters of Credit for the account of Borrower; provided that the aggregate face amount of all Letters of Credit outstanding at any time shall not exceed the availability under the Revolving Credit Commitment. No Letter of Credit may have an expiration date that is either greater than one (1) year from the date of issuance of such Letter of Credit or later than the Letter of Credit Termination Date. Any amounts paid by Agent or any Bank in connection with any Letter of Credit (i) shall become part of Borrower's Liabilities, (ii) shall be paid from the proceeds of a Revolving Loan requested pursuant to Paragraph 2.1 above, to the extent Banks are required to make a Revolving Loan pursuant to the terms hereof, and (iii) otherwise, shall be payable on demand. In no event shall Agent or Banks be required to issue or cause to be issued Letters of Credit at any time there exists an Event of Default or an event which with passage of time or giving of notice or both would mature into an Event of Default.

                   (b) Immediately upon the issuance of each Letter of Credit by Agent or any Bank hereunder, each Bank shall be deemed to have automatically, irrevocably and unconditionally purchased from the Agent or issuing Bank, as the case may be, an undivided interest and participation in and to such Letter of Credit, the obligations of Borrower in respect thereof and the liability of the Agent or issuing Bank, as the case may be, thereunder in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Bank's Pro Rata Share. The Agent or the issuing Bank, as the case may be, will notify each Bank promptly upon presentation to it of a draw under a Letter of Credit. On or before the Business Day on which the Agent or the issuing Bank, as the case may be, makes payment under a Letter of Credit, each Bank shall make payment to the Agent or issuing Bank, as the case may be, in immediately available funds of an amount equal to such Bank's pro rata share of the amount of such payment. The obligation of each Bank to reimburse the Agent or issuing Bank, as the case may be, under this Paragraph 2.4(b) shall be unconditional, continuing, irrevocable and absolute. In the event that any Bank fails to make payment to the Agent or issuing Bank, as the case may be, of any amount due under this Paragraph 2.4(b), the Agent or the issuing Bank, as the case may be, shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Bank hereunder until the Agent or issuing Bank, as the case may be, receives such payment from such Bank or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Bank of its obligation to reimburse the Agent or issuing Bank, as the case may be, for such amount in accordance with this Paragraph 2.4(b).

                   (c) Borrower agrees to unconditionally, irrevocably and absolutely pay immediately to the Agent, for the account of the Banks, the amount drawn under a Letter of Credit. If Borrower at any time fails to make such payment, Borrower shall be deemed to have elected to borrow from the Banks on such date Revolving Loans equal in aggregate amount to the amount paid by Agent or the issuing Bank, as the case may be, under such Letter of Credit.

         2.5 All Loans to Constitute One Obligation. The Loans shall constitute one general obligation of Borrower.

                        3. LOANS: NOTES EVIDENCING LOANS

         3.1 Revolving Notes. The Revolving Loans made by each Bank under the Revolving Credit Commitment shall be evidenced by the Revolving Notes substantially in the form set forth in Exhibit 3.1, with appropriate insertions, dated the date hereof (or such other date prior thereto as shall be satisfactory to Banks), payable to the order of such Bank in a principal amount not to exceed each such Bank's Pro Rata Share of the Revolving Loan. The unpaid principal amount of the Revolving Loan shall bear interest and be due and payable as provided in this Agreement and the Revolving Notes. Payments to be made by Borrower under the Revolving Notes shall be made at the time, in the amounts and upon the terms set forth herein and therein.

         3.2 Term Notes. The Term Loan made by each Bank under the Term Loan Commitment shall be evidenced by the Term Notes substantially in the form set forth in Exhibit 3.2, with appropriate insertions, dated the date hereof (or such other date prior thereto as shall be satisfactory to Agent), payable to the order of such Bank in a principal amount not to exceed each such Bank's Pro Rata Share of the Term Loan. The unpaid principal amount of the Term Loan shall bear interest and be due and payable as provided in this Agreement and the Term Notes. Payments to be made by Borrower under the Term Notes shall be made at the time, in the amounts and upon the terms set forth herein and therein.

         3.3 Recordation. The type, date and amount of each Loan made by each Bank, the interest rate, and the date and amount of each repayment of principal received by each Bank shall be recorded by such Bank in its records. The aggregate unpaid principal amount so recorded shall be prima facia evidence of the principal amount owing and unpaid on the Revolving Notes and the Term Notes. The failure to so record any such amount or any error in so recording any such amount shall not limit or otherwise affect the obligations of Borrower hereunder or under the Revolving Notes and the Term Notes to repay the principal amount of the Loans together with all interest accrued thereon.

                      4. LOANS: AMOUNTS; INTEREST; BALANCES

         4.1  Applicable Borrowing Amounts; Interest Rates; Default Rate

                   (a) Borrower hereby promises to pay interest on the unpaid principal amount of each Revolving Loan at a rate per annum equal to the Base Rate from time to time in effect for the period commencing on the date of such Loan until such Base Rate Loan is (A) converted to a LIBOR Loan pursuant to Paragraph 4.3 hereof, or (B) paid in full. Each Revolving Loan shall be in a minimum amount of $25,000. Borrower hereby promises to pay interest on the unpaid principal amount of the Term Loan at a rate per annum equal to the Base Rate from time to time in effect plus the Term Base Margin for the period commencing on the date of such Loan until such Base Rate Loan is (i) converted to a LIBOR Loan pursuant to Paragraph 4.3 hereof or (ii) paid in full. Accrued interest on the outstanding principal amount of Loans shall be payable (i) quarterly in arrears on the last Business Day of each calendar quarter in the case of a Base Rate Loan, (ii) on the last day of the Interest Period therefor in the case of a LIBOR Loan, but in no event later than the last day of each calendar quarter, (iii) upon conversion of any Loan into a LIBOR Loan (such amount of accrued interest then coming due to be calculated based on the principal amount of the Loan so converted) and (iv) upon the Revolving Credit Termination Date (in the case of a Revolving Loan) and the Term Loan Maturity Date (in the case of a Term Loan), which payments shall commence with the last Business Day of September, 1996 in the case of a Base Rate Loan. After the Revolving Credit Termination Date (in the case of a Revolving Loan) and the Term Loan Maturity Date (in the case of a Term Loan) or Conversion Date (with respect to accrued interest coming due as a result of the conversion), as applicable, accrued interest on such Loans shall be payable on demand.

                   (b) Each LIBOR Loan shall be in a minimum amount of $1,000,000 or such greater amount which is an integral multiple of $100,000 and shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such LIBOR Loan is effected by conversion or continued until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the LIBOR Margin plus the Adjusted LIBOR Rate, with such interest payable in accordance with Paragraph 4.1(a) above.

                   (c) If any payment of principal on any Loan is not made when due, such Loan shall bear interest from the date such payment was due until paid in full, payable on demand, at a rate per annum (the "Default Rate") equal to the sum of three percent (3%) plus the applicable interest rate from time to time in effect (computed on the basis of a 360 day year and actual days elapsed).

         4.2 Computation of Interest. Interest on each Loan shall be computed for the actual number of days elapsed on the basis of a 360-day year. The interest rate applicable to each Base Rate Loan shall change simultaneously with each change in such Base Rate. Upon conversion of less than all the aggregate principal amount of Base Rate Loans outstanding at any one time to a LIBOR Loan, interest on the remaining principal amount of Base Rate Loans shall continue to bear interest at the Base Rate.

         4.3  Conversion and Reborrowing of Loans.

                   (a) Provided that no Event of Default has occurred and is continuing, Base Rate Loans may, subject to Paragraphs 2.3 and 4.1(b) hereof, at any time be converted by Borrower to LIBOR Loans, which LIBOR Loans shall mature and become due and payable on the last day of the Interest Period applicable thereto. Provided that no Event of Default has occurred and is continuing, Borrower shall have the right, subject to the terms and conditions of this Agreement, to reborrow through a new LIBOR Loan in whole or in part, subject to Paragraph 4.1(b), any LIBOR Loan from any current Interest Period into a subsequent Interest Period, provided that Borrower shall give the Agent notice of the reborrowing of any such LIBOR Loan as provided in Paragraph 2.3 hereof.

                   (b) In the event that (i) Borrower fails to give notice pursuant to Paragraph 2.3 hereof of the reborrowing of any LIBOR Loan or fails to specify the Interest Period applicable to such reborrowing or (ii) an Event of Default has occurred and is continuing at the time any such LIBOR Loan is to be reborrowed hereunder, then such LIBOR Loan shall be automatically reborrowed as a Base Rate Loan, subject to Paragraphs 4.1(c) (in the case of subpart (ii) of this Paragraph 4.3(b)) and 10.3 hereof if an Event of Default has occurred and is continuing, whichever is applicable, unless the relevant LIBOR Loan is paid in full on the last day of the then applicable Interest Period.

         4.4 Change of Law. Notwithstanding any other provisions of this Agreement or the Notes, if at any time Agent or any Bank shall determine in good faith that any change in applicable law or regulation or in the interpretation thereof makes it unlawful or impossible for Agent or such Bank to effect a conversion of a Base Rate Loan into a LIBOR Loan or to continue to maintain any LIBOR Loan, Agent or such Bank shall promptly give notice thereof (together with an explanation of the reasons therefor) to Borrower, and the obligation of Agent to effect by conversion or continue such LIBOR Loan under this Agreement shall terminate until it is no longer unlawful or impossible for Agent or such Bank to effect by conversion or maintain such LIBOR Loan. Upon the receipt of such notice, Borrower may elect to either (i) pay or prepay, as the case may be, the outstanding principal amount of any such LIBOR Loan, together with all interest accrued thereon and all other amounts payable to the Banks under this Agreement, or (ii) convert the principal amount of such affected LIBOR Loan to a Base Rate Loan available hereunder, subject to the terms and conditions of this Agreement.

         4.5 Unavailability of Deposits or Inability to Ascertain the LIBOR Rate or Adjusted LIBOR Rate. Notwithstanding any other provision of this Agreement or the Notes to the contrary, if prior to the commencement of any Interest Period Agent shall determine in good faith (i) that deposits in the amount of any LIBOR Loan scheduled to be outstanding are not available to Agent in the relevant market or (ii) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR rate or Adjusted LIBOR Rate, then Agent shall promptly give notice thereof to Borrower, and the obligation of Agent to effect by conversion or continue any such LIBOR Loan in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining the LIBOR rate or Adjusted LIBOR Rate, as the case may be. Upon the giving of such notice, Borrower may elect to either (i) pay or prepay, as the case may be, the outstanding principal amount of any such LIBOR Loan, together with all interest accrued thereon and all other amounts payable to the Banks under this Agreement or (ii) convert the principal amount of such affected LIBOR Loan to a Base Rate Loan available hereunder, subject to all the terms and conditions of this Agreement.

         4.6  Yield Protection, Etc.

                   (a)  Increased  Costs.  If (x)  Regulation  D of the Board of
Governors of the Federal Reserve System, or (y) the adoption of any applicable law, treaty, rule, regulation or guideline, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or its lending branch with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

                           (i) shall subject such Bank, its lending branch or any Loan to any tax, duty, change, stamp tax, fee, deduction, withholding or other charge in respect of this Agreement, any Loan, the Notes or the obligation of such Bank to make or maintain any Loan, or shall change the basis of taxation of payments to such Bank of the principal of or interest on any Loan or any other amounts due under this Agreement in respect of any Loan or its obligation to make or maintain any Loan (except for changes in the rate of tax on the overall net income of such Bank imposed by the federal, state or local jurisdiction in which such Bank's principal executive office or its lending branch is located);

                           (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank; or

                           (iii) shall impose on any Bank any penalty with respect to the foregoing or any other condition affecting this Agreement, any Loan, the Notes or the obligation of such Bank to make or maintain any Loan;

and the result of any of the foregoing is to increase the cost to (or to impose a cost on) any Bank of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by any Bank under this Agreement or under the Notes with respect thereto, then such Bank shall notify Borrower after it receives final notice of any of the foregoing and, within 45 days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis of such demand), Borrower shall pay directly to the applicable Bank for such additional amount or amounts as will compensate the Bank for such increased cost or such reduction.

                   (b) Capital Adequacy. If, after the date hereof, either (i) the introduction of or any change in or change in the interpretation of any law or regulation or (ii) compliance by any Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and such Bank determines that the amount of such capital is increased solely by or solely based upon the existence of such Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by such Bank, Borrower shall immediately pay to the applicable Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate such Bank in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend hereunder.

         4.7 Funding Indemnity. In the event any Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such
Bank) as a result of:

                   (a) any payment of a LIBOR Loan on a date other than the last day of the then applicable Interest Period;

                   (b) any failure by Borrower to effect by conversion or continue any LIBOR Loan on the date specified in the notice given pursuant to Paragraph 2.3 hereof;

                   (c) any failure by Borrower to make any payment of principal or interest when due on any LIBOR Loan, whether at stated maturity, by acceleration or otherwise; or

                   (d)     the occurrence of any Event of Default;

then, upon the demand by such Bank, Borrower shall pay to the applicable Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation under this Paragraph 4.7, the applicable Bank shall provide to Borrower a certificate setting forth the amount of such loss, cost or expense in reasonable detail.

         4.8 Discretion of Agent as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary other than Paragraph 4.7, Banks shall be entitled to fund and maintain their funding of all or any part of the Loans in any manner each sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if Banks had actually funded and maintained each LIBOR Loan during each Interest Period for such LIBOR Loan through the purchase of deposits in the London Interbank Market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Adjusted LIBOR Rate for such Interest Period.

         4.9 Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or the Other Agreements, Borrower shall not be required to pay, and neither Agent nor any Bank shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the Other Agreements, then in such event: (a) the provisions of this Paragraph shall govern and control; (b) Borrower shall not be obligated to pay any Excess Interest; (c) any Excess Interest that Agent or any Bank may have received hereunder shall be, at Agent's option, (i) applied as a credit against the outstanding principal balance of Borrower's Liabilities or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the Other Agreements shall be deemed to have been and shall be reformed and modified to reflect such reduction; and (e) Borrower shall not have any action against Agent or any Bank for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Borrower's Liabilities is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Borrower's Liabilities shall remain at the Maximum Rate until each Bank shall have received the amount of interest which such Bank would have received during such period on such Borrower's Liabilities had the rate of interest not been limited to the Maximum Rate during such period.

         4.10 Letter of Credit Fees. As additional consideration for issuing, or causing to be issued, Letters of Credit for Borrower at Borrower's request pursuant to Paragraph 2.4 hereof, Borrower agrees to pay fees in respect to each Letter of Credit so issued. Said fees shall be payable on the date which such Letter of Credit is issued and shall be in an amount equal to three-quarters of one percent (3/4%) of the amount of the Letter of Credit multiplied by a fraction, the numerator of which is the number of days in the term of the applicable Letter of Credit and the denominator of which is 360. In the event a Letter of Credit is renewed or extended, a fee calculated in the manner provided above shall be payable for any such renewal or extended period. Further, Borrower shall pay and/or reimburse Agent and/or Banks all fees and charges paid by Agent or Banks on account of any Letter of Credit, and Borrower shall pay to Agent its usual and customary charges in respect to the issuance, or renewal, of Letters of Credit.

                             5. LOANS: GENERAL TERMS

         5.1 Payments to Agent. That portion of Borrower's Liabilities consisting of: (a) principal payable on account of the Loans made by the Banks to Borrower pursuant to this Agreement shall be payable by Borrower to Agent for account of each Bank (i) as provided in the Revolving Notes or any Letter of Credit in respect of the Revolving Loans and (ii) as provided in the Term Notes in respect of the Term Loan; (b) costs, fees and expenses payable pursuant to this Agreement shall be payable by Borrower to Agent for account of each Bank, on demand (except the Unused Portion Fee which shall be payable as described in Paragraph 5.16 below); (c) interest payable pursuant to this Agreement shall be payable by Borrower to Agent for account of each Bank as provided in Paragraph 4.1; and (d) the balance of Borrower's Liabilities, if any, shall be payable by Borrower to Agent for account of each Bank as and when provided in this Agreement or the Other Agreements.

         5.2 Automatic Debit. In order to cause timely payment to be made to Agent, for the account of the Banks, of all Borrower's Liabilities as and when due, Borrower hereby authorizes and directs Agent, at Agent's option, to debit the amount of such Borrower's Liabilities to any ordinary deposit account of Borrower (including, without limitation, by increasing the principal balance due under the Revolving Loan).

         5.3 Application of Payment. Borrower shall, at the time of making each payment under this Agreement or any Note (whether by account debit or otherwise), specify to the Agent the Loan or other amounts payable by Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, Agent may distribute such payment to the Banks in such manner as Banks may determine to be appropriate, subject to Paragraph 5.5 hereof).

         5.4 Payment to the Banks. Each payment received by Agent under this Agreement or any Note for account of a Bank shall be paid daily to such Bank, in immediately available funds, for account of such Bank at the Applicable Lending Office of such Bank.

         5.5 Pro Rata Treatment. Except to the extent otherwise provided herein:
(a) each borrowing from the Banks under Paragraph 2.1, Paragraph 2.2 and Paragraph 2.3 hereof shall be made from the Banks and shall be applied to the Commitments of the Banks, based upon each Bank's Pro Rata Share; (b) the making of the Loans of a particular type shall be made by the Banks according to the amounts of each Bank's Pro Rata Share; (c) each payment or prepayment of principal of the Loans by Borrower shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans held by the Banks; and (d) each payment of interest on Loans to the Borrower shall be made for account of the Banks pro rata in accordance with the amounts of interest due and payable to the respective Banks.

         5.6 Non-Receipt of Funds by the Agent. Unless Agent shall have been notified by Borrower prior to the date on which Borrower is scheduled to make payment to Agent of the proceeds of a payment to Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that Borrower does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if Borrower has not in fact made the Required Payment to Agent, the recipient(s) of such payment shall, on demand, repay to Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day.

         5.7 Conditions Precedent Events. Each Loan made by the Banks to Borrower at the request of Borrower pursuant to this Agreement or the Other Agreements shall in any event be subject to the following conditions precedent:
(a) there shall not then exist an Event of Default (as hereinafter defined) or any event or condition which with notice, lapse of time and/or the making of such Loan would constitute an Event of Default; (b) the representations, warranties and covenants of Borrower contained in this Agreement shall be true and correct as of the date of such Loan except for those made as of a particular date with the same effect as though made on such date; (c) all of the covenants and agreements of Borrower in this Agreement, and all of the requirements of this Agreement with respect to such Loan, shall have been complied with; and (d) there shall not have occurred, since the date of this Agreement, any material adverse change in the financial condition, results of operations or business of Borrower. Each borrowing by Borrower hereunder shall be deemed a representation and warranty by Borrower that the foregoing conditions have been fulfilled as of the date of such borrowing. Agent shall have received upon request a certificate signed by an Authorized Officer of Borrower dated the date of such requested Loan certifying satisfaction of the conditions specified in clauses (a)-(d) of this Paragraph 5.7.

         5.8 Offset. Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option and on behalf of itself and the other Banks, to offset balances held by it for account of Borrower at any of its offices, in United States Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans, or any other amount payable to such Bank hereunder, which is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

         5.9 Discretionary Disbursements. Agent, in its sole and absolute discretion, may immediately upon notice to Borrower, disburse any or all proceeds of Loans made or available to Borrower pursuant to this Agreement and/or the Other Agreements to pay any fees, costs, expenses or other amounts due and payable which are required to be paid by Borrower hereunder and not so paid. All monies so disbursed by Agent shall be a part of Borrower's Liabilities, payable by Borrower on demand.

         5.10 Credit Termination Date; Continuance of Obligations, Etc. This Agreement, each Bank's obligation to loan monies to Borrower, and Borrower's ability to borrow monies from the Banks shall be in effect until the Revolving Credit Termination Date or Term Loan Termination Date, as applicable. Notwithstanding the foregoing and until such date when Borrower's Liabilities shall be paid in full, Borrower's obligations hereunder and under the Other Agreements shall continue, interest shall continue to be paid in accordance with the foregoing and the Banks shall retain all of their rights and remedies under this Agreement.

         5.11 Loan Evidence. Loans made by the Banks to Borrower pursuant to this Agreement may or may not (at Banks' sole and absolute discretion) be evidenced by notes or other instruments issued or made by Borrower to the Banks. Where such loans are not so evidenced, such loans shall be evidenced solely by entries upon the ledgers, books, records and/or computer records of each Bank maintained for that purpose, which entries shall be rebuttably presumptive evidence of such loans in the absence of manifest error.

         5.12 Over-Advances. If, at any time and for any reason, the aggregate amount of Borrower's Liabilities outstanding hereunder exceeds the limitation set forth in Paragraph 2.1 or Paragraph 2.2 (an "Over-Advance"), then, upon notice to Borrower of such Over-Advance, Borrower shall immediately pay to Agent, for the benefit of Banks, in cash, the amount of such Over-Advance. If such Over-Advance remains outstanding for more than three (3) Business Days after notice by Agent to Borrower of such Over-Advance until such Over-Advance is so repaid to Agent, the amount of such Over-Advance shall bear interest at the applicable Default Rate.

         5.13 Lending Offices. The Loans made by each Bank shall be made and maintained at such Bank's Applicable Lending Office.

         5.14 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable by Borrower at any time hereunder and under any Note to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Other Agreements, and it shall not be necessary for any other Bank or Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

         5.15 Lock-Box. Borrower shall maintain a lock box (the "Lock-Box") in Borrower's and Agent's name with Agent, and Borrower shall use its reasonable efforts to cause all Account Debtors to directly remit all payments on Accounts and Borrower will deposit as soon as practicable all payments made for services rendered in the identical form in which such payment was made, whether by cash or check. The Lock-Box arrangement shall be governed by the Lock-Box Agreement and the related instructions thereto between Agent and Borrower dated on or about August 13, 1990, as the same is currently in effect.

         5.16 Unused Portion Fee. To compensate Banks for the cost of reserving funds to be made available to Borrower under this Agreement, Borrower shall pay to Agent, for the benefit of Banks, on a pro rata basis, on the last day of each calendar quarter an unused revolving line fee (the "Unused Portion Fee") equal to the sum of the daily amounts by which the maximum aggregate principal amount of the Revolving Credit Commitment exceeds the actual principal amount of Revolving Loans made hereunder. The Unused Portion Fee is calculated for each applicable day of such quarter in an amount equal to the excess of the maximum aggregate principal amount of the Revolving Credit Commitment over the principal amount of all outstanding advances under the Revolving Loans on such day, multiplied by three-eighths of one percent (3/8%) and divided by three hundred sixty (360). All fees and charges imposed on Borrower pursuant to this Agreement including, without limitation, the Unused Portion Fee accrued through the date of termination, shall be nonrefundable to Borrower, notwithstanding any prepayment and termination by Borrower of this Agreement.

         5.17 Transaction Fee. On or prior to the Closing Date, Borrower shall pay a fee of $225,000 (the "Transaction Fee") to the Banks in accordance with their Pro Rata Shares.

                         6. LOANS: CONDITIONS TO LENDING

         6.1 Initial Loan Conditions Precedent. In addition to those conditions set forth in Paragraph 5.7 above with respect to all Loans and advances hereunder, prior to or contemporaneously with the making of the initial advance of funds, each Bank's obligation to make any initial Loan is subject to the satisfaction of the following conditions precedent:

                   (a) Fees and Expenses. Borrower shall have paid all fees owed to Agent and reimbursed Agent for all expenses due and payable hereunder on or before the date hereof including, but not limited to, counsel fees provided for in Paragraph 12.12 hereof and the Transaction Fee provided for in Paragraph 5.17 hereof.

                   (b) Documents. Agent shall have received the following documents, in form and substance satisfactory to Agent, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied:

                           (i)      Related   Documents.   Copies    of    this
         Agreement as required by Agent and one copy of each of the Revolving Notes and the Term Notes payable to each Bank conforming to the requirements hereof duly executed by Borrower.

                           (ii)     Legal   Opinion.    The  legal  opinion  of
         Borrower's counsel in the form of Exhibit 6.1(b)(ii).

                           (iii) Officer's Certificate. A certificate executed by an Authorized Officer of Borrower stating that (A) no default or Event of Default has occurred and is continuing, (B) no material adverse change in the financial condition or operations of the business of Borrower has occurred since December 31, 1995, and (C) each condition precedent of Borrower to the consummation of the Loans contemplated hereby has been met or satisfied.

                           (iv)     Insurance   Policies.  Certificates    from
         Borrower's   insurance  carriers evidencing that all insurance policies and coverage required by Paragraph 9.2(h) below is in effect.

                           (v) Certificate of Incorporation and Bylaws. A copy of Borrower's Certificate of Incorporation, and all amendments,
         certified   by  the   Secretary  of  State  of  its   jurisdiction   of
         incorporation and a copy of Borrower's Bylaws certified by an Authorized Officer.

                           (vi)     Good Standing  Certificate.  A Good Standing
         Certificate for Borrower from its jurisdiction  of incorporation   and
         each state in which Borrower is required to be qualified to transact business as a foreign corporation.

                           (vii) Board Resolutions. Certified copies of resolutions of the Board of Directors of Borrower authorizing the execution and delivery of and the consummation of the transactions contemplated by this Agreement and the Other Agreements and all other documents or instruments to be executed and delivered in conjunction herewith and therewith on behalf of Borrower.

                           (viii) Incumbency Certificates. A certificate of the Secretary or an Assistant Secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign this Agreement and the Other Agreements on behalf of Borrower together with a sample of the true signature of each such officer.

                           (ix)     Solvency     Certificate.    A     solvency
         certificate  of  Borrower  in the  form of Exhibit 6.1(b)(ix).

                           (x) Pay-Off Letter. Pay-off letter with respect to all Debt of Borrower previously owed to Banque Paribas, Heller Financial and/or LaSalle National Bank and Form UCC-3 Termination Statements with respect to Liens granted in favor of such lenders.

                           (xi)     Environmental    Checklist.     Completed
         environmental  checklist  in  the  form  supplied by Banks.

                           (xii) Other Documents. Such other documents as Agent may reasonably request.

         6.2 Accountant's Letter. On or prior to the date hereof, Borrower shall have delivered to Agent a privity letter from Coopers & Lybrand L.L.P. (in form and substance acceptable to Banks).

                             7. ACCOUNTS RECEIVABLE

         7.1 Account Representations and Warranties. Except as otherwise disclosed by Borrower to Agent in writing, Borrower warrants and represents to the Banks and Agent with respect to the Eligible Accounts Receivable that: (a) they are genuine, in all respects what they purport to be; (b) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents with respect thereto;
(c) the amounts thereof are actually and absolutely owing to Borrower and are not contingent for any reason; and (d) there are no material setoffs, counterclaims or disputes existing or asserted with respect thereto other than those arising in the ordinary course of Borrower's business.

         7.2 Verification of Accounts. After the occurrence of an Event of Default, upon notice to Borrower, any of Agent's officers, employees or agents shall have the right, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Accounts Receivable by mail, telephone, telegraph or otherwise. All reasonable costs, fees and expenses relating thereto that are incurred by Agent (or for which Agent becomes obligated) shall be part of Borrower's Liabilities payable by Borrower to Agent on demand.

                                  8. INVENTORY

         8.1 Inventory Representations and Warranties. Borrower warrants and represents to and covenants with the Banks and Agent that: (a) Borrower, at reasonable intervals upon the reasonable request of any Bank therefor, shall execute and deliver to Banks designations of Inventory specifying Borrower's cost of Inventory and such other matters and information relating to Inventory as any Bank may reasonably request; and (b) Borrower does now keep and hereafter at all times shall keep correct and accurate records, all of which records shall be in conformity to Borrower's current and usual practices and shall be available to any of Banks' officers, employees or agents for inspection and copying thereof.

                  9. REPRESENTATIONS AND WARRANTIES; COVENANTS;
                     INDEMNIFICATION; CONTINUING OBLIGATION

         9.1 Representations and Warranties of Borrower. Borrower hereby represents and warrants to the Banks and Agent as of the date hereof and with respect to subsections (a) through (d) and subsections (f) through (y) below, the date of disbursement of each Loan or advance hereunder, as follows:

                   (a) Corporate Existence and Authority. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing under the laws of each state in which the ownership of its properties and the nature and extent of the activities transacted by it makes such qualification necessary except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the performance, business, assets, liabilities, operations, properties, financial condition or prospects of Borrower. Borrower has the requisite corporate power and authority to conduct its activities as presently conducted, to own its properties and to perform its obligations under this Agreement.

                   (b) Authorization; No Conflict. The execution, delivery and performance by Borrower of this Agreement and the Other Agreements to which it is a party are within Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) Borrower's Certificate of Incorporation or Bylaws or (ii) any law or any contractual restriction binding on or affecting Borrower or its properties, and do not result in or require the creation of any Lien (except as may be created under this Agreement or the Other Agreements) upon or with respect to any of its properties.

                   (c) No Approval. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Agreement or any Other Agreement to which Borrower is a party.

                   (d) Validity and Binding Nature. This Agreement is, and the Other Agreements to which Borrower is a party when delivered hereunder will be, legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency, rehabilitation or moratorium laws or general principles of equity.

                   (e) Financial Statements and Condition. The balance sheet (including the notes thereto) of Borrower and its consolidated Subsidiaries as at December 31, 1995, and the related statements of operations and stockholders' equity and statements of cash flows of Borrower for the fiscal year then ended, have been audited by Coopers & Lybrand L.L.P. and are complete and correct and fairly present the financial condition of Borrower as at such date and the results of the operations of Borrower for the period ended on such date, in accordance with GAAP, and since December 31, 1995, there has been no material adverse change in Borrower's financial condition, business, properties or operations. The condensed interim balance sheet (including the notes thereto) of Borrower and its consolidated Subsidiaries as at May 31, 1996, and the related statements of operations and stockholders' equity and statements of cash flows for the period then ended, are complete and correct and fairly present the financial condition of Borrower at such date, in accordance with GAAP (subject to normal year-end audit adjustments and except as specified in the notes thereto). Borrower has not on the date hereof, nor will have on the date of any Loan or advance made by Bank hereunder, any material contingent obligations, long-term leases or material forward or long-term commitments, which are required to be reflected in the foregoing statements (and the related notes thereto) and are not so reflected.

                   (f) Litigation. There is no pending or, to the best knowledge of Borrower, threatened action, suit, inquiry, investigation, or proceeding affecting, directly or indirectly, Borrower before any court, governmental agency or arbitrator, which, in any case, (i) is reasonably likely to materially and adversely affect the financial condition or operations of Borrower, (ii) seeks to restrain or would otherwise have a material adverse effect on the transactions contemplated herein, or (iii) would affect the validity or enforceability of this Agreement or the Other Agreements.

                   (g)     Intentionally Omitted.

                   (h) Regulation U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan or advance made by Banks to Borrower hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                   (i) ERISA Termination Event and Funding. No ERISA Termination Event has occurred with respect to any Plan and all Plans, to the extent governed by ERISA, meet the minimum funding standards of Section 302 of ERISA.

                   (j)  Withdrawal  Liability  and  Reportable  Events.  Neither
Borrower nor any ERISA Affiliate has incurred, or expects to incur, any withdrawal liability under Section 4201 of ERISA to any Multiemployer Plan. No Reportable Event (as defined in ERISA Section 4043, other than a Reportable Event not subject to the 30-day reporting requirement to the PBGC under applicable regulations) has occurred with respect to any Plan.

                   (k) Taxes. Borrower has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than such taxes that Borrower is contesting in good faith by appropriate legal proceedings and as to which proper reserves therefor have been established on the books of Borrower.

                   (l) Liens. There are no Liens upon or with respect to any of the properties of Borrower or any right to receive revenues of Borrower other than Liens permitted pursuant to Paragraph 9.3(a) hereof.

                   (m) Conflicts. Neither Borrower nor any Subsidiary is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument (including corporate charters) which is likely to have a material adverse effect on the ability of Borrower to perform its obligations under this Agreement or the Other Agreements or which would restrict or otherwise limit the incurring of the Debt represented by this Agreement and the Other Agreements.

                   (n)     Environmental   Matters.   Except as  disclosed   on
Exhibit  9.1(n) and to the  knowledge of Borrower,

                           (i)      the   operations  of  Borrower  and  each
         Subsidiary,  (including,   without  limitation, all  operations   and
         conditions at or in the Facilities) comply with all Environmental Laws;

                           (ii) Borrower and each Subsidiary have obtained or have timely applied for all Governmental Authorizations under Environmental Laws necessary to their respective operations, if any, and all such Governmental Authorizations as have been obtained are in good standing, and Borrower and each Subsidiary are in compliance with all terms and conditions of such Governmental Authorizations;

                           (iii) neither Borrower nor any Subsidiary has received from any Person (A) any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Materials or (B) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.
         ss.9604) or comparable state laws, and none of the operations of Borrower or any Subsidiary is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Materials at any Facility or at any other location;

                           (iv)     no operations of Borrower or any  Subsidiary
         are  subject  to  any   investigation  or judicial or  administrative
         proceeding   alleging  the   violation   of   or liability  under  any
         Environmental Laws;

                           (v) neither Borrower nor any Subsidiary or any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims;

                           (vi) neither Borrower or any Subsidiary has any contingent liability in connection with any Release or threatened Release of any Hazardous Materials;

                           (vii) neither Borrower nor any Subsidiary or any of their respective predecessors has filed any notice under any Environmental Law indicating past or present treatment, storage, disposal or Release of Hazardous Materials at any Facility except in accordance with Environmental Laws, and neither Borrower's nor any Subsidiary's operations involve the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

                           (viii) no Hazardous Material exists on, under or about any Facility in a manner that is reasonably likely to give rise to an Environmental Claim and neither Borrower nor any Subsidiary has filed any notice or report of a Release of any Hazardous Materials that is reasonably likely to give rise to an Environmental Claim;

                           (ix) neither Borrower nor any Subsidiary or any of their respective predecessors has disposed of any Hazardous Materials in a manner that is reasonably likely to give rise to an Environmental Claim;

                           (x)  no  underground  storage  tanks   or   surface
         impoundments are on or at any Facility; and

                           (xi) no lien in favor of any Person for (a) any liability under any Environmental Laws or (b) damages arising from or costs incurred by such Person in response to a Release or threatened Release has been filed or has been attached to any Facility.

                   (o)     Investment   Company  Act.  Neither   Borrower    nor
any Subsidiary is an "investment company" or a company "controlled by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                   (p) Compliance with Laws. Borrower is in compliance with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities binding upon or affecting the business, operation or assets of Borrower including, without limitation, zoning or other ordinances relating to permissive non-conforming uses of property, except where the failure to be in compliance could not reasonably be expected to have a material adverse effect on the business, financial condition or operations of Borrower.

                   (q)     Other  Agreements.  Borrower makes  each of     the
representations and  warranties  of Borrower  contained in the Other  Agreements
to which Borrower is a party  operative and applicable for the benefit of   the
Bank as if the same were set forth at length herein.

                   (r) Subsidiaries. Except as disclosed on Exhibit 9.1(r), Borrower has no Subsidiaries.

                   (s) Labor. Except as described on Exhibit 9.1(s), none of the employees of Borrower is subject to any collective bargaining agreement, and there are no strikes, work stoppages, election or decertification petitions or proceedings pending or, to Borrower's knowledge, threatened involving Borrower and any of its employees and Borrower has not received notice of unfair labor charges, equal employment opportunity proceedings, wage payment or material unemployment compensation proceedings, material workmen's compensation proceedings or other material labor or employee-related controversies pending or threatened involving Borrower and any of its employees, except for any of the foregoing which would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of Borrower.

                   (t) Solvency. Borrower has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is solvent and able to pay its debts as they mature and Borrower owns property the fair saleable value of which is greater than the amount required to pay Borrower's Debt. No transfer of property is being made and no Debt is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Borrower or any Affiliate.

                   (u) Title. Borrower has good and merchantable title to and ownership of its assets, free and clear of all Liens, claims, security interests and other encumbrances except for the Permitted Liens.

                   (v) Credit Agreements. Exhibit 9.1(v) hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, guarantee or other arrangement providing for or otherwise relating to any Debt or any extension of credit (or commitment for any extension of credit) to, or guarantee by, Borrower (other than this Agreement) in each case involving, in the aggregate, more than $250,000, and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in such exhibit.

                   (w) Debt. As of the date of this Agreement, Borrower has no Debt except for the Permitted Debt or Debt otherwise permitted by this Agreement.

                   (x) Insurance. Borrower is adequately insured under its policies of insurance currently in effect, no notice of cancellation has been received with respect to such policies and Borrower is in material compliance with all conditions contained in such policies.

                   (y) Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of Borrower to Banks for purposes of or in connection with this Agreement or any transaction contemplated hereby (excluding projections referred to below in this Paragraph and factual information superseded or replaced prior to the date hereof) is, and all other factual information (taken as a whole) hereafter furnished by or on behalf of Borrower to Banks will be true and accurate in every material respect on the date as of which such information is dated or certified, and Borrower has not omitted and will not omit any material fact necessary to prevent such information from being false or misleading.

         9.2 Affirmative Covenants. At all times prior to the Term Loan Termination Date and thereafter for so long as any amounts are due or owing to the Bank hereunder, Borrower hereby covenants that it will, unless the Banks otherwise consent in writing:

                   (a) Existence, Etc. Do or cause to be done all things necessary to preserve and maintain Borrower's corporate existence in good standing.

                   (b) Compliance with Laws, Etc. Comply with all applicable present and future laws, rules, ordinances, regulations and orders including, without limitation, laws, rules, ordinances, regulations and orders regarding the operation and maintenance of Borrower's business, except where the non-compliance with which could not reasonably be expected to have a material adverse effect on the financial condition, properties, business or operations of Borrower.

                   (c) Payment of Taxes and Other Claims. Pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material Charges levied or imposed upon Borrower or upon the income, profits or property of Borrower, provided, however, that Borrower shall not be required to pay or discharge or cause to be paid or discharged any such Charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings to the extent adequate reserves have been established on the books of Borrower.

                   (d)     Reporting   Requirements. Maintain   a  system   of
accounting in accordance with GAAP consistently applied and shall furnish to the Banks:

                           (i) (A) within thirty (30) days after the close of business on the last day of each calendar month from and after the date hereof, if requested by Banks, Borrower shall deliver to each Bank (x) a detailed aged trial balance of all then existing Accounts Receivable, with a declaration of contra liabilities, in a form and with such specificity as is satisfactory to the Banks, certified as accurate by the Chief Financial Officer or Controller (if such Controller is a corporate officer) of Borrower and such other matters and information relating to the status of then existing Accounts Receivable as Banks shall reasonably request, and (y) a list of Inventory showing locations, (B) within thirty (30) days after the close of business on the last day of each calendar month from and after the date hereof, Borrower shall deliver to each Bank a duly executed Borrowing Base Certificate in the form attached hereto as Exhibit 9.2(d)(i)(B), and
         (C) within thirty (30) days of the end of each calendar quarter from and after the date hereof, Borrower shall deliver to each Bank a certificate in the form of Exhibit 9.2(d)(i)(C) hereto showing compliance by Borrower with the financial covenants set forth in Paragraph 9.2(g) below;

                           (ii) as soon as possible  and in any event within ten
         (10) days after the occurrence of an Event of Default or any event which, with the giving of notice, lapse of time, or both, would constitute an Event of Default, the statement of an Authorized Officer setting forth details of such Event of Default or event and the action which Borrower has taken or proposes to take to cure the same;

                           (iii) as soon as available and in any event within thirty (30) days after the end of calendar month beginning with the month ending June 30, 1996, an internally prepared balance sheet of Borrower and its consolidated Subsidiaries as at the end of such month and the related statements of operations and stockholders' equity and statements of cash flows of Borrower for such month and for the portion of the fiscal year ended at the end of such month, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of the previous fiscal year, all in reasonable detail and certified (subject to normal year-end adjustment) as to fairness of presentation in accordance with GAAP (other than footnotes thereto), by the Chief Financial Officer or Controller (if such Controller is a corporate officer) of Borrower;

                           (iv) as soon as available, copies of the periodic Form 10-Q quarterly report or comparable successor report filed by Borrower with the Securities and Exchange Commission or any successor agency; provided, that if such report is not made available within sixty (60) days after the end of each of the first three quarterly accounting periods in each fiscal year of Borrower beginning with the quarter ending June 30, 1996, Borrower shall immediately deliver to Banks an internally-prepared balance sheet of Borrower and its consolidated Subsidiaries as at the end of such quarter and the related statements of operations and stockholders' equity and statements of cash flows of Borrower for such quarter and for the portion of the fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, all in reasonable detail and certified (subject to normal year-end adjustments) as to fairness of presentation, in accordance with GAAP (other than footnotes thereto), by the Chief Financial Officer or Controller (if such Controller is a corporate officer) of Borrower;

                           (v) as soon as available, copies of the Form 10-K Annual Report or comparable successor report filed by Borrower with the Securities and Exchange Commission or any successor agency; provided, that if such report is not made available within one hundred twenty
         (120) days after the close of each fiscal year of Borrower, Borrower shall immediately deliver to Banks a balance sheet and the related consolidated statements of operations and stockholders' equity and statements of cash flows of Borrower and its consolidated Subsidiaries as of the end of such fiscal year, fairly and accurately presenting the financial condition of Borrower and its Subsidiaries as at such date and the results of operations of Borrower and its Subsidiaries for such fiscal year and setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied, and audited by Coopers & Lybrand LLP or such other independent certified public accountants acceptable to the Banks (the "Accountants");

                           (vi) Together with each delivery of financial statements required by subsection (v) above, Borrower shall deliver to Banks (x) a certificate of the Accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge that any Event of Default or event which, with notice or a lapse of time or both, would constitute an Event of Default, as it relates to accounting matters, has occurred and is continuing or, if such Accountants have obtained knowledge of an Event of Default or such event, specifying the nature and period of existence thereof and (y) a certificate executed by the President or Chief Financial Officer of Borrower stating whether any Event of Default, or event which, with the passage of time or giving of notice or both, would constitute such an Event of Default, currently exists and is continuing and what activities, if any, Borrower is taking or proposing to take with respect thereto;

                           (vii) promptly upon receipt and, in any event, within fifteen (15) days after receipt thereof, copies of all auditors' letters to management and management's response thereto pertaining to the balance sheet and related financial statements of Borrower;

                           (viii) within forty-five (45) days after the commencement of each fiscal year of Borrower, a budget of Borrower and its subsidiaries in reasonable detail for each of the twelve (12) months of such fiscal year. Together with each delivery of financial statements referred to in items (iii) and (iv) above, a comparison of the current year to-date financial results against the budgets required to be submitted hereto shall be presented;

                           (ix) (A) as soon as possible and in any event (i) within thirty (30) days after Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Termination Event described in clause
         (i) of the definition of ERISA Termination Event with respect to any Plan has occurred and (ii) within ten (10) days after Borrower or any ERISA Affiliate knows or has reason to know that any other ERISA Termination Event with respect to any Plan has occurred, a statement of the Chief Financial Officer (or designee) of Borrower describing such ERISA Termination Event and the action, if any, which Borrower, or any such ERISA Affiliate proposes to take with respect thereto;

                                 (B) promptly and in any event within five (5) Business Days after receipt thereof by Borrower or any ERISA Affiliate from the PBGC, copies of each notice received of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan; and

                                 (C) promptly and in any event within ten (10) Business Days after receipt thereof by Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received concerning the imposition or amount of withdrawal liability which has been assessed pursuant to Section 4202 of ERISA;

                           (x) within ten (10) Business Days after notice to Borrower of the commencement thereof, notice, in writing, of any action, suit, arbitration or other proceeding instituted, commenced or threatened against or affecting Borrower with an amount in controversy in excess of $250,000;

                           (xi) if an Event of Default has occurred and is continuing and if requested by any Bank, Borrower's federal, state and local tax returns as soon as said returns are completed in the form said returns will be filed with the Internal Revenue Service and any state or local department of revenue or taxing authority;

                           (xii) promptly upon their becoming available, copies of (A) all registration statements and regular periodic reports which Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange and (B) all financial statements, reports and proxy statements so mailed; and

                           (xiii)   such  other   information   respecting   the
         condition or operations, financial or otherwise, of Borrower or any Affiliate as the Banks may from time to time reasonably request.

                   (e) Visitation Rights. At any time or times during the regular business hours of Borrower (but no more than twice annually prior to the occurrence of an Event of Default), permit Banks or any agents or representatives thereof to examine the records and books of account of and visit and inspect the properties and assets of Borrower, all as Banks shall reasonably request, and to discuss the affairs, finances, Accounts Receivable and Inventory of Borrower with Borrower's officers or directors.

                   (f)     Environmental Disclosure and Inspection.

                           (i) Exercise due diligence in order to comply with all Environmental Laws.

                           (ii) Permit the Banks, from time to time and in their sole and absolute discretion, to retain, at the Banks' expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Borrower and at reasonable times and subject to reasonable conditions to conduct their own investigation at the Banks' expense of any Facility currently owned, leased, operated or used by Borrower or any Subsidiary and Borrower agrees to use its best efforts to obtain permission for the Banks' professional consultant to conduct its own investigation of any Facility previously owned, leased, operated or used by Borrower or any Subsidiary. Borrower hereby grants to Banks, their agents, employees, consultants, and contractors the right to enter into or on to, at reasonable times, the Facilities currently owned, leased, operated or used by Borrower or any Subsidiary to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation.

                           (iii)  Promptly   advise  Banks  in  writing  and  in
         reasonable detail upon obtaining knowledge of (i) any Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to Environmental Claims or any Release of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by Borrower or any other person in response to (1) any Hazardous Material on, under or about any Facility, the existence of which is reasonably likely to give rise to an Environmental Claim, or (2) any Environmental Claim that could have a material adverse effect on Borrower or any Subsidiary,
         (iv) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use there of under any Environmental Laws, and (v) any request for information from any governmental agency indicating that such agency has initiated an investigation as to whether Borrower or any Subsidiary may be potentially responsible for a Release or threatened Release of Hazardous Materials.

                           (iv) Promptly  notify Banks of (i) any acquisition of
         stock,   assets,  or  property  by  Borrower  or  any  Subsidiary  that reasonably could be expected to expose Borrower to, or result in, Environmental Claims that could have a material adverse effect or that could be expected to have a material adverse effect on any Governmental Authorization then held by Borrower or any Subsidiary, and (ii) any proposed action outside of the normal course of business to be taken by Borrower or any Subsidiary to commence industrial or other operations that could subject Borrower or such Subsidiary to additional laws, rules or regulation, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.


                           (v) At its own expense, provide copies of such documents or information as Banks may reasonably request in relation to any matters disclosed pursuant to this Paragraph 9.2(f).

                           (vi)  Promptly  take any and all  necessary  remedial
         action in connection with the presence, storage, use, disposal, transportation, Release or threatened Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations. In the event Borrower or any Subsidiary undertakes any remedial action with respect to any Hazardous Material on, under or about any Facility, Borrower or such Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities.

                   (g) Financial Covenants (each of which in clauses (i) and (ii) below shall be measured each quarter on a rolling four (4) quarter basis taking into account the immediately preceding four fiscal quarters of Borrower).

                           (i) Not permit the ratio of Funded Debt to EBITDA minus Capital Expenditures to exceed 3.75:1.

                           (ii) Not permit the Cash Flow Coverage Ratio to be less than 1.3:1.

                           (iii) Not permit the Leverage Ratio to exceed (A) for the fiscal year ending December 31, 1996, .60:1 measured as of such date; (B) for the fiscal year ending December 31, 1997, .55:1 measured as of such date; and (C) for the fiscal year ending December 31, 1998 and each fiscal year thereafter, .40:1 measured as of such date.

                   (h)     Insurance.

                           (i) At its sole cost and expense, keep and maintain business interruption insurance and public liability and property damage insurance relating to its business and properties and its ownership and use of its assets. All such policies of insurance shall be in form and with insurers recognized as adequate by prudent business persons and all such policies shall be in amounts as may be reasonably satisfactory to Banks. Borrower shall deliver to Banks a certificate of insurance, and evidence of payment of all premiums then due and owing for each such policy on or prior to the date of this Agreement. Such policies shall: (A) contain a lender's loss payable clause naming Agent, for the benefit of the Banks, as loss payee and additional insured as its interest may appear; and (B) provide that the insurance companies will give Agent, for the benefit of Banks, at least thirty
         (30) days written notice before any such policy or policies of insurance shall be altered or cancelled.


                           (ii) In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Banks after giving five (5) days' prior notice to Borrower, without waiving or releasing any obligation or Event of Default by Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Banks deem advisable. All sums so disbursed by Banks, including reasonable attorneys fees, court costs, expenses and other charges relating thereto, shall be part of Borrower's Liabilities, payable by Borrower to Banks on demand. Borrower authorizes Agent, in Agent's sole discretion, to cause such sums to be paid by making an advance in the amount thereof to Borrower under the Revolving Loan and paying the proceeds thereof to Banks.

                   (i) Architect Inspections. Permit and cooperate with Banks in arranging for, inspections of the Waukegan Facility from time to time by Banks' architect and any other representatives of Banks. In the event that Banks' architect or another representative furnishes Banks with reports covering such inspections, Banks may, but are not under any obligation whatsoever to, furnish Borrower with copies of any of said reports. Borrower acknowledges and agrees that (i) all of such inspections and reports shall be made for the sole benefit of Banks and not for the benefit of Borrower or any third party, and none of Banks, Banks' architect or any other of Banks' representatives assume any responsibility or liability (except to Banks) by reason of such inspections, reports or the furnishing of any of such reports to Borrower, (ii) Borrower shall not rely upon any of such inspections or reports for any purpose whatsoever, and (iii) such inspections and the furnishing of any of such reports to Borrower shall not constitute a waiver of any of the provisions of this Agreement or any of the obligations of Borrower hereunder. Borrower further acknowledges and agrees that none of Banks, Banks' architect or any other of Banks' representatives shall be deemed in any way responsible for any matters related to design or construction of the improvements at such Facility. Borrower agrees to bear all fees and expenses of any inspections made by the Banks' architects and representatives for the purposes set forth in this Paragraph 9.2(i) up to a maximum amount of $5,000.

                   (j) Interest Rate Agreement. No later than the date occurring forty-five (45) days after the Closing Date, enter into an Interest Rate Agreement with a term of at least three (3) years in respect of amounts equal to or greater than $12.5 million of the outstanding Term Loan on such date on terms satisfactory to Banks, plus, at Borrower's election, additional interest rate caps acceptable to the Banks.

         9.3 Negative Covenants. Prior to the Term Loan Termination Date and thereafter for so long as any amount is due or owing to the Banks hereunder, unless the Banks shall otherwise consent in writing, neither Borrower nor any Subsidiary shall:

                   (a) Liens, Etc. Create or suffer to exist any Lien or any other type of preferential arrangement, upon or with respect to any of its assets or properties, whether now owned or hereafter acquired, or assign any right to receive income, except for Permitted Liens and pledges of assets of Subsidiaries to secure indebtedness of Subsidiaries, in the maximum aggregate principal amount of $5,000,000.

                   (b) Maintain Existence, Merger, Etc. (i) dissolve or liquidate; or (ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any assets (whether now owned or hereafter acquired) to any Person except in the ordinary course of business; provided, however, that Borrower may dispose of up to $500,000 in aggregate value of assets in any one calendar year (prorated to $210,000 for the remainder of 1996), which amount will be increased to $1,000,000 in aggregate value of assets in any one calendar year (prorated to $420,000 for the remainder of 1996) if and only if (A) the transaction is pursuant to the reasonable requirements of Borrower's business and is upon fair, reasonable and arm's length terms and (B) if the entire amount of proceeds received in such disposition of assets is immediately paid over to Bank to repay the Loans in accordance with and at the sole discretion (as to manner of application) of the Banks; or (iii) together with one or more Affiliates convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of Borrower and such Affiliates (whether now owned or hereafter acquired) to any Person; or (iv) purchase, lease or otherwise acquire all or substantially all of the assets or properties of, or acquire any capital stock, equity interests or other securities of any Person other than as expressly permitted under Paragraph 9.3(f) below, or enter into any joint venture or become a partner in any partnership; provided, however, that Borrower may purchase, lease or otherwise acquire up to $5,000,000 of assets during any calendar year (prorated to $2,100,000 for the remainder of 1996) from any unaffiliated third party if, after giving effect to such transaction, no Event of Default has occurred and is continuing hereunder; or (v) merge or consolidate with any Person.

                   (c) Debt. Incur, create, assume, become or be liable in any manner with respect to or permit to exist, any Funded Debt except for Permitted Debt.

                   (d) Investments or Loans. Make or permit to exist investments or loans in or to any other Person, except for (i) salaries and reasonable advances of money to its employees in payment of reasonable expenses incurred by such employees in the ordinary course of business and consistent with past practices, (ii) investments in certificates of deposits of a banking institution having a net worth in excess of $100,000,000 or in securities of the United States of America or commercial paper with a P1 rating (all of the foregoing maturing within one year) and (iii) loans up to $5,000,000 in the aggregate by Borrower to all Subsidiaries, taken as a whole; provided, however, that the amount of such loans, when aggregated with all other Funded Debt of
Subsidiaries, shall not exceed $5,000,000 in the aggregate ("Permitted Investments").

                   (e) Guaranties. Guaranty, endorse or otherwise in any way directly, indirectly or contingently become liable for the obligations or liabilities of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and guaranties by Borrower of Funded Debt of Subsidiaries up to $5,000,000 in the aggregate; provided, however, that the amount of the Revolving Credit Commitment shall be reduced on a dollar-for-dollar basis by the amount of any such guaranty by Borrower of Funded Debt of any Subsidiary for so long as such guaranty remains in effect and for a period of ninety-one (91) days thereafter.

                   (f) Stock and Dividends. Redeem, retire, purchase or otherwise acquire, directly or indirectly, any common capital stock of Borrower or other evidence of ownership interest, or declare or pay dividends upon any common capital stock of Borrower or make any distribution of Borrower's property or assets to its stockholders except Borrower may (i) declare and pay dividends and (ii) repurchase shares of its common capital stock, in each case if no Event of Default has occurred and is continuing or would occur as a result of any transaction contemplated or permitted by this Paragraph 9.3(f).

                   (g) Transactions with Affiliates or Insiders. Enter into, or be a party to, any transaction with any Affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to Banks and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate of Borrower.

         9.4 Maintenance of Accounts. Borrower agrees to maintain its primary operational accounts with LaSalle and shall maintain an average balance of collected, available funds in a non-interest bearing demand deposit account with LaSalle (the "Operating Account") in an amount at least equal to that amount required to compensate LaSalle for its services in maintaining such account. Borrower acknowledges that LaSalle will charge Borrower standard service charges in effect from time to time for various services performed by LaSalle in connection with any aspect of the relationship between Borrower and LaSalle, and Borrower hereby agrees that if such service charges exceed the credit to Borrower arising from earnings attributable to funds on deposit with LaSalle in the applicable Operating Account, such service charge deficiency shall be deducted by LaSalle from the Borrower's Operating Account, monthly, in arrears, within ten (10) days following the end of each month. LaSalle may cause interest and other amounts payable on the obligations of Borrower to LaSalle hereunder to be paid by making a direct charge to the applicable Operating Account in accordance with the terms hereof.



                                   10. DEFAULT

         10.1 Events of Default. The occurrence of any one of the following events shall constitute a default ("Event of Default") by Borrower under this
Agreement: (a) if Borrower fails or neglects to perform, keep or observe any covenant or agreement contained in this Agreement or in the Other Agreements which is required to be performed, kept or observed by Borrower; provided, however, that Borrower shall have thirty (30) days to cure any such failure or neglect of the covenants contained in Paragraphs 9.2(a), 9.2(b), 9.2(c), 9.2(f), 9.2(h) and 9.3(a); (b) any representation or warranty made by Borrower herein or in any Other Agreement is untrue in any material respect, or any exhibit or certificate furnished by Borrower or any of its Affiliates, directors, officers, employees, or agents to any Bank is untrue in any material respect on the date as of which the facts therein set forth are stated or certified; (c) if Borrower fails to pay Borrower's Liabilities when due and payable or declared due and payable; (d) if a material portion of Borrower's assets are attached, seized, subjected to a writ or distress warrant or is levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within sixty (60) days thereafter; (e) if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation shall be filed by Borrower or if Borrower shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by Borrower for its dissolution or liquidation; (f) if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation is filed against Borrower or if any case or proceeding is filed against Borrower for its dissolution or liquidation and such injunction, restraint or petition is not dismissed or stayed within sixty (60) days after the entry or filing thereof;
(g) if an application is made by Borrower for the appointment of a receiver, trustee or custodian for any of Borrower's assets; (h) if an application is made by any Person other than Borrower for the appointment of a receiver, trustee or custodian for the assets of Borrower and the same is not dismissed within sixty
(60) days after the application therefor; (i) if Borrower is adjudicated insolvent or admits its inability to pay its debts as they become due; (j) if Borrower is in default in the payment of Debt in an amount in excess of $100,000; or (k) the appointment of a conservator for all or any material portion of the assets of Borrower.

         10.2 Cumulative Remedies. All of the Banks' and Agent's rights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive.

         10.3 Acceleration and Termination of Loans. Upon the occurrence and during the continuance of an Event of Default, (a) upon notice by any Bank to Borrower, Borrower's Liabilities shall be immediately due and payable, unless there shall have occurred an Event of Default under subparagraphs 10.1(d), (e),
(f), (g), (h), (i) or (k), in which case Borrower's Liabilities shall automatically become due and payable without notice or demand, and (b) without notice by any Bank to or demand by any Bank of Borrower, the Banks shall have no further obligation to and may then forthwith cease advancing monies or extending credit to or for the benefit of Borrower under this Agreement and the Other Agreements.

         10.4 Rights of Creditor. Upon an Event of Default, Banks, in their sole and absolute discretion, may exercise any one or more of the rights and remedies accruing (a) under applicable law upon default by a debtor, (b) under any instrument or (c) under any document or agreement. Nothing contained herein shall interfere with any Bank's right under law to set-off the balances of any deposit accounts maintained by Borrower with such Bank against Borrower's Liabilities.

         10.5 Injunctive Relief. Borrower recognizes that in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or the Other Agreements, no remedy of law will provide adequate relief to Banks, and agrees that Banks shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages or the posting of bond, surety or other security.

                                  11. THE AGENT

         11.1 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes Agent to act as its agent hereunder and under the Other Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the Other Agreements, together with such other powers as are reasonably incidental thereto. Agent (as such term is used shall include its Affiliates and its own and its Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the Other Agreements, and shall not by reason of this Agreement or the Other Agreements be a trustee for any Bank; (b) shall not be responsible to the Bank for any recitals, statements, representations or warranties contained in this Agreement or the Other Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the Other Agreements, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Other Agreements or any other document referred to or provided for herein or therein or for any failure by Borrower or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under the Other Agreements; (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under the Other Agreements or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct; and (e) shall not be responsible to Borrower or any Bank for (i) determining whether or not any of the transactions contemplated hereby qualifies as a highly leveraged transaction ("HLT") as defined by any bank regulatory authority, (ii) notifying any Bank regarding the HLT status of any transaction contemplated hereby or of any change in that status or (iii) the correctness of any determination as to HLT status. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent, together with the written consent of the Borrower to such assignment or transfer, and Agent shall have consented to such assignment or transfer.

         11.2  Reliance  by  Agent.  Agent  shall be  entitled  to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or the Other Agreements, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Banks, and such instructions of the Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

         11.3 Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default (other than the non-payment of principal of or interest on Loans) unless Agent has received notice from a Bank or Borrower specifying such Event of Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice of the occurrence of an Event of Default, Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). Agent shall (subject to Paragraph 11.7 hereof) take such action with respect to such Event of Default as shall be directed by the Banks, provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of the Banks.

         11.4 Rights as a Bank. With respect to its Commitment and the Loans made by it, Agent (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent (and any successor acting as agent) and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower (and any of its Affiliates) as if it were not acting as Agent, and Agent and its Affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

         11.5 Indemnification. The Banks agree to indemnify Agent (to the extent not reimbursed under Paragraphs 12.12 and 12.18 hereof, but without limiting the obligations of Borrower under said Paragraphs 12.12 and 12.18, and including in any event any payments under any indemnity which Agent is required to issue), ratably in accordance with the aggregate principal amount of the Loans made by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or the Other Agreements or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby
(including, without limitation, the costs and expenses which Borrower is obligated to pay under Paragraphs 12.12 and 12.18 hereof, and including also any payments under any indemnity which Agent is required to issue, but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

         11.6 Non-Reliance on Agent and other Banks. Each Bank agrees that it has, independently and without reliance on Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or the Other Agreements. Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or the Other Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or its Affiliates. Except for notices, reports and other documents and information expressly required to be furnished to the Bank by Agent hereunder, Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or its Affiliates which may come into the possession of Agent or any of its affiliates.

         11.7 Failure to Act. Except for action expressly required of Agent hereunder and under the Other Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Paragraph 11.5 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         11.8 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to the Banks and Borrower, and Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has an office in Chicago, Illinois with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         11.9 Consents under this Agreement and the Other Agreements. Without the prior written consent of each Bank, Agent will not consent to any modification, supplement or waiver of or under this Agreement or any of the Other Agreements.

         11.10 Distribution of Notices. At any time Agent receives a notice from Borrower hereunder that does not state on its face that it has been sent to each Bank, Agent shall use reasonable efforts to transmit a copy of such notice to any non-receiving Bank as promptly as practicable after receipt thereof by Agent.

         11.11 Collateral Sub-Agents. Each Bank by its execution and delivery of this Agreement agrees, as contemplated by Paragraph 9.3(d) hereof, that, in the event it shall hold any Permitted Investments referred to herein, such Permitted Investments shall be held in the name and under the control of such Bank and such Bank shall hold such Permitted Investments as a collateral sub-agent for the Agent thereunder. Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.

                                   12. GENERAL

         12.1 Payment Application Date. Any check, draft, or similar item of payment by or for the account of Borrower delivered to Agent or any Bank on account of Borrower's Liabilities shall be applied by Agent or such Bank on account of Borrower's Liabilities on the date final settlement thereof is reflected by irrevocable credit to Agent or such Bank, as applicable.

         12.2 Statement of Account. Each statement of account by Agent or any Bank delivered to Borrower relating to Borrower's Liabilities shall be presumed correct and accurate, absent manifest error, and shall constitute an account stated between Borrower and Agent or such Bank unless, within ninety (90) days after Borrower's receipt of said statement, Borrower delivers to Agent or such Bank, by registered or certified mail addressed to Agent or such Bank at its Address for Notices specified on the signature pages hereto, written objection thereto specifying the error or errors, if any, contained in any such statement.

         12.3 Manner of Application; Waiver of Setoff Prohibition. Upon the occurrence and during the continuance of an Event of Default, Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Agent or any Bank on account of Borrower's Liabilities and Borrower agrees that Agent or any Bank shall have the right, in its absolute and sole discretion, to apply and re-apply any and all such payments toward Borrower's Liabilities in such manner as Agent or such Bank may deem advisable, notwithstanding any entry by Agent or such Bank upon any of its books and records. Borrower further waives any right under or benefit of any law that would restrict or limit the right or ability of Agent or any Bank to obtain payment of Borrower's Liabilities, including any law that would restrict or limit Agent or such Bank in the exercise of its right to appropriate any indebtedness owing from Agent or such Bank to Borrower and any deposits or other property of Borrower in the possession or control of Agent or such Bank and apply the same toward or setoff the same against the payment of Borrower's Liabilities.

         12.4 Survival of Representations and Warranties. Borrower covenants, warrants and represents to the Banks that all representations and warranties of Borrower contained in this Agreement and the Other Agreements shall be true at the time of Borrower's execution of this Agreement and the Other Agreements and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

         12.5      Integration; Amendment; Assignment; Participation.

                   (a) This Agreement and the Other Agreements constitute the entire agreement and understanding between the parties relating to the subject matter hereof and supersede all prior agreements, whether oral or written. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and the Banks, and no provision of this Agreement may be waived except with the consent of the Banks.

                   (b) Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including without limitation Borrower's rights, titles, interests, remedies, powers and/or duties hereunder or thereunder without the prior written consent of the Banks.

                   (c) Any Bank may at any time or from time to time assign to other commercial lenders any of its Loan, its Revolving Note, its Term Note or its Commitment. Upon written notice to Borrower and Agent of an assignment permitted by the provisions of the preceding sentences (which notice shall identify the assignee Bank, the amount of the assigning Bank's Commitment and Loan assigned in detail reasonably satisfactory to Agent) and upon the effectiveness of any other assignment consented to by Borrower and Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of Borrower and Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment and Loan (or portions thereof) assigned to it (in addition to the Commitment and Loan, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment (or portions thereto) so assigned.

                   (d) A Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Loan held by it or Loans made or to be made by it, in which event each such participant shall be entitled to the rights and benefits of the provisions of Paragraph 9.2(d) hereof with respect to its participation in such Loan as if (and Borrower shall be directly obligated to such participant under such provisions as if) such participant were a "Bank" for purposes of said Paragraph, but shall not have any other rights or benefits under this Agreement or the Other Agreements (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement (the "Participation Agreement") executed by such Bank in favor of the participant). All amounts payable by Borrower to any Bank hereunder shall be determined as if such Bank had not sold or agreed to sell any participation in such Loan and as if such Bank were funding all of such Loan in the same way that it is funding the portion of such Loan in which no participation have been sold. In no event shall a Bank that sells a participation be obligated to the participant under the Participation Agreement to take or refrain from taking any action hereunder or under the Other Agreements except that such Bank may agree in the Participation Agreement that it will not, without the consent of the participant, agree to (i) the increase or extension of the term, or the extension of time or the waiver of any requirement for the reduction or termination, of such Bank's Commitment, (ii) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fees payable to the participant or (iii) the reduction of any payment of principal thereof.

                   (e) Anything in this Paragraph 12.15 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

                   (f) A Bank may furnish any publicly available information concerning Borrower in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

         12.6 No Waiver. Any Bank's or Agent's failure at any time or times hereafter to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of such Bank or Agent thereafter to demand strict compliance and performance therewith. Any suspension or waiver by any Bank or Agent of an Event of Default by Borrower under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants or representations of Borrower contained in this Agreement or the Other Agreements and no Event of Default by Borrower under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by any Bank or Agent unless such suspension or waiver is by an instrument in writing by each Bank and Agent specifying such suspension or waiver and given pursuant to the requirements of Paragraph 12.16 hereof.

         12.7 Severability. If any provision of this Agreement or the Other Agreements or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the Other Agreements and the application of such provision to other Persons or circumstances will not be affected thereby and the provisions of this Agreement and the Other Agreements shall be severable in any such instance.

         12.8 Successors and Assigns. This Agreement and the Other Agreements shall be binding upon and inure to the benefit of the successors and assigns of Borrower, the Banks and Agent. This provision, however, shall not be deemed to modify Paragraph 12.5 hereof.

         12.9 Conflict with Other Agreements. The provisions of the Other Agreements are incorporated in this Agreement by this reference thereto. Except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements, the provision contained in this Agreement shall govern and control.

         12.10 No Impairment by Termination. Except to the extent provided to the contrary in this Agreement and in the Other Agreements, no termination or cancellation (regardless of cause or procedure) of this Agreement or the Other Agreements shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower, the Banks or Agent in any way or respect relating to (a) any transaction or event occurring prior to such termination or cancellation and/or (b) any of the undertakings, agreements, covenants, warranties and representations of Borrower contained in this Agreement or the Other Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

         12.11 Waivers. Except as otherwise specifically provided in this Agreement, Borrower waives any and all notice or demand which Borrower might be entitled to receive with respect to this Agreement or the Other Agreements by virtue of any applicable statute or law and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Banks or Agent on which Borrower may in any way be liable and hereby ratifies and confirms whatever the Banks or Agent may do in this regard.

         12.12 Costs, Fees and Expenses Related to Agreement and Other Agreements. In accordance with this Agreement on or prior to the date hereof and thereafter upon demand by Agent or any Bank therefor, Borrower shall pay or reimburse Agent or any Bank for all reasonable costs, fees and expenses incurred by Agent or any Bank, or for which Agent or any Bank becomes obligated, in connection with the negotiation, preparation and consummation of this Agreement and the Other Agreements, including but not limited to, attorneys' fees up to a maximum amount of $20,000 (exclusive of costs and expenses), costs and expenses; search fees, costs and expenses; and all taxes payable in connection with this Agreement or the Other Agreements. That portion of Borrower's Liabilities consisting of costs, expenses or advances to be reimbursed by Borrower to Agent or Banks pursuant to this Agreement or the Other Agreements which are not paid on or prior to the date hereof shall be payable by Borrower to Agent on demand.

         12.13 Environmental Indemnity. Borrower agrees to indemnify and save each Bank and Agent, its officers, directors, employees and agents, harmless of, from and against any liability, loss, damage or expense (including reasonable attorneys' fees) to which any Bank or Agent or any of such persons may become subject, arising from or based upon (a) any violation, or claim of violation, by Borrower of any laws, regulations or ordinances relating to Hazardous Materials, or (b) any Hazardous Materials located or disposed of on or released or transported from any property owned, leased or operated by Borrower, or any claim of any of the foregoing.

         12.14 Release. Borrower releases each Bank and Agent from any and all causes of action, claims or rights which Borrower may now or hereafter have for, or which may arise from, any loss or damage caused by or resulting from any act or omission to act on the part of any Bank or Agent, its officers, agents or employees, except in each instance for willful misconduct and gross negligence.

         12.15 Governing Law. This Agreement and the Other Agreements shall be governed and controlled by the internal laws of the State of Illinois without regard to principles of conflicts of laws as to interpretation, enforcement, validity, construction, effect, and in all other respects including, but not limited to, the legality of the interest rate and other charges.

         12.16 Notices. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given to any party or parties (a) upon delivery to the address of the party or parties as specified in the "Address for Notices" below such party or parties' name on the signature pages hereof if delivered in person or by courier or if sent by certified or registered mail (return receipt requested), or (b) upon dispatch if transmitted by telecopy or other means of facsimile transmission, in any case to the party or parties at the telecopy numbers specified on the same, or to such other address or telecopy number as any party may hereafter designate by written notice in the aforesaid manner.

         12.17 FORUM; AGENT; VENUE; JURY TRIAL WAIVER. TO INDUCE THE BANKS TO ACCEPT THIS AGREEMENT AND THE OTHER AGREEMENTS, BORROWER, IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER, OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR THE OTHER AGREEMENTS SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN CHICAGO, ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY ANY BANK OR AGENT IN ACCORDANCE WITH THIS PARAGRAPH. BORROWER HEREBY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER IS A PARTY.

         12.18 Other Costs, Fees and Expenses. If at any time or times hereafter any Bank or Agent: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the Other Agreements, (ii) to represent such Bank or Agent in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by such Bank, Agent, Borrower, or any other Person other than actions or litigation solely between the Banks or actions arising solely out of the gross negligence or willful misconduct of the Banks (as determined by a court of competent jurisdiction)) in any way or respect relating to this Agreement or the Other Agreements or (iii) to enforce any rights of such Bank or Agent against Borrower or any other Person which may be obligated to such Bank or Agent by virtue of this Agreement or the Other Agreements; and/or (b) attempts to or enforces any of such Banks' or Agent's rights or remedies under the Agreement or the Other Agreements, the reasonable costs and expenses incurred by Banks in any manner or way with respect to the foregoing, shall be part of Borrower's Liabilities, payable by Borrower to such Bank or Agent on demand.

         12.19 Revival. To the extent that Agent or any Bank receives any payment on account of Borrower's Liabilities and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) and/or proceeds received, Borrower's Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Agent or any Bank and applied on account of Borrower's Liabilities.

         12.20 Acknowledgments. Borrower acknowledges that (i) it has been advised by counsel of its choice with respect to this Agreement and the transactions contemplated hereby, (ii) each of the waivers set forth herein was knowingly and voluntarily made; and (iii) the obligations of the Banks and Agent hereunder, including the obligation to advance and lend funds to Borrower in accordance herewith, shall be strictly construed and shall be expressly subject to Borrower's compliance in all respects with the terms and conditions herein set forth.

         12.21 Section Headings. Section headings used in this Agreement are for convenience only and shall not effect the construction or interpretation of this Agreement.

         12.22 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

         12.23 Effectiveness. This Agreement shall become effective upon the execution and delivery to Agent of counterparts of this Agreement by Borrower, the Banks and Agent.

                           [SIGNATURES ON NEXT PAGES]

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.



ATTEST:                         STIMSONITE CORPORATION

 THOMAS C. RATCHFORD            By: JAY R. TAYLOR
  Secretary                          Title: PRESIDENT


                                Address for Notices:

                                7542 N. Natchez Avenue
                                Niles,   Illinois    60714
                                Telecopier No.:         (847) 647-0269
                                Telephone No.:          (847) 647-7717
                                Attention:              Chief Financial Officer

                                With a copy to:

                                Timothy J. Melton, Esq.
                                Jones Day Reavis & Pogue
                                77 West Wacker Drive
                                Chicago, Illinois  60601-1692
                                Telephone No.: (312) 782-3939
                                Telecopier No.: (312) 782-8585


Commitment                      HARRIS TRUST AND SAVINGS BANK

$22,500,000
                                By:
                                     Title:

                                Lending Office for all Loans:
                                111 West Monroe Street
                                Chicago, Illinois  60690

                                Address for Notices:

                                111 West Monroe Street
                                Chicago, Illinois  60690
                                Telecopier No.:         (312) 765-8348
                                Telephone No.:          (312) 461-2121
Attention:                      Mr. Thomas Carmody



Commitment                      LASALLE NATIONAL BANK

$22,500,000
                                By:JEFFREY A. RAIDER
                                     Title:  Vice President

                                Lending Office for all Loans:
                                120 South LaSalle Street
                                Chicago, Illinois 60603

                                Address for Notices:

                                LaSalle National Bank
                                120 South LaSalle Street
                                Chicago, Illinois 60603
                                Telecopier No.:         (312) 904-6546
                                Telephone No.:          (312) 904-2766
                                Attention:              Mr. Jeffrey A. Raider
                                 Vice President

                                With a copy to:

                                Michael A. Nemeroff, Esq.
                                Vedder, Price, Kaufman & Kammholz
                                222 N. LaSalle Street
                                Chicago, Illinois 60601-1003
                                Telecopy No.:           (312) 609-5005
                                Telephone No.:          (312) 609-7500

                                LASALLE NATIONAL BANK
                                as Agent

                                By:JEFFREY A. RAIDER
                                     Title:  Vice President

                                Lending Office for all Loans:
                                120 South LaSalle Street
                                Chicago, Illinois  60603

                                Address for Notices:

                                LaSalle National Bank,
                                as Agent
                                120 South LaSalle Street
                                Chicago, Illinois  60603

                                Telecopier No.:         (312) 904-6546
                                Telephone No.:          (312) 904-2766
                                Attention:              Mr. Jeffrey A. Raider
                                 Vice President

                                LIST OF EXHIBITS





         Exhibit 3.1                Form of Revolving Note

         Exhibit 3.2                Form of Term Note

         Exhibit 9.2(d)(i)(B)       Borrowing Base Certificate

                                   EXHIBIT 3.1
                                       to
                                 Loan Agreement


                                 REVOLVING NOTE


$10,000,000                                                  Chicago, Illinois
                                                             July 23, 1996

         FOR VALUE RECEIVED, on or before June 30, 2000 (or, if such day is not a Business Day, on the next following Business Day), the undersigned, STIMSONITE CORPORATION, a Delaware corporation (herein, together with its successors and assigns, called the "Borrower"), promises to pay to the order of ___________________, a _____________________________ (herein, together with its successors and assigns, called the "Bank"), the maximum principal sum of TEN MILLION and 00/100 DOLLARS ($10,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Bank to the undersigned pursuant to that certain Loan Agreement of even date herewith between the Borrower, Banks and Agent (herein, as the same may be amended, modified or supplemented from time to time, called the "Loan Agreement") as shown in the Bank's records.

         The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at such rates and at such times as shall be determined in accordance with the provisions of the Loan Agreement. Accrued interest shall be payable on the dates specified in the Loan Agreement.

         Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at the Bank's principal office at _______________________________________, or at such other place as may be designated by the Bank to the Borrower in writing.

         This Note is the Revolving Note referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan Agreement. The Loan Agreement, to which reference is hereby made, sets forth said terms and provisions, including those under which this Note may or must be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

         In addition to, and not in limitation of, the foregoing and the provisions of the Loan Agreement hereinabove referred to, the Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and expenses, incurred by the holder of this
Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         All  parties  hereto,  whether  as  makers,   endorsers  or  otherwise,
severally  waive  presentment,   demand,  protest  and  notice  of  dishonor  in
connection with this Note.

         This Note is binding upon the undersigned and its successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.

                                           STIMSONITE CORPORATION,
                                           a Delaware corporation
ATTEST:



By: THOMAS C. RATCHFORD                    By:JAY R. TAYLOR
         Secretary                         Title: PRESIDENT



Borrower's Address:

7542 N. Natchez Avenue
Niles, Illinois 60714

                                   EXHIBIT 3.2
                                       to
                                 Loan Agreement


                                    TERM NOTE


$12,500,000                                               Chicago, Illinois
                                  July 23, 1996

         FOR VALUE RECEIVED, the undersigned, STIMSONITE CORPORATION, a Delaware corporation (herein, together with its successors and assigns, called the "Borrower"), promises to pay to the order of ___________________, a _______________ (herein, together with its successors and assigns, called the "Bank"), the principal sum of TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($12,500,000), plus interest as described herein, payable in quarterly installments commencing December 31, 1996 of principal of Three Hundred Twelve Thousand Five Hundred Dollars ($312,500), on the last Business Day of each quarter through ___________, 2003, with a final payment of the entire principal balance outstanding hereunder due on June 30, 2003, pursuant to that certain Loan Agreement of even date herewith between the Borrower, the Banks and Agent (herein, as the same may be amended, modified or supplemented from time to time, called the "Loan Agreement") as shown in the Bank's records, plus interest as described below.

         The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at such rates and at such times as shall be determined in accordance with the provisions of the Loan Agreement. Accrued interest shall be payable on the dates specified in the Loan Agreement.

         Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at the Bank's principal office at _____________________________________________, or at
such other place as may be designated by the Bank to the Borrower in writing.

         This Note is the Term Note referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan Agreement. The Loan Agreement, to which reference is hereby made, sets forth said terms and provisions, including those under which this Note may or must be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

         In addition to, and not in limitation of, the foregoing and the provisions of the Loan Agreement hereinabove referred to, the Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and expenses, incurred by the holder of this
Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         All  parties  hereto,  whether  as  makers,   endorsers  or  otherwise,
severally  waive  presentment,   demand,  protest  and  notice  of  dishonor  in
connection with this Note.

         This Note is binding upon the undersigned and its successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.

                                             STIMSONITE CORPORATION,
                                             a Delaware corporation
ATTEST:


By: THOMAS C. RATCHFORD                      By: JAY R. TAYLOR
         Secretary                           Title: President


Borrower's Address:

7542 N. Natchez Avenue
Niles, Illinois 60714

                              Exhibit 9.2(d)(i)(B)

                       Form of Borrowing Base Certificate

                           Date:_______________, 19___

To: LaSalle National Bank and Harris Trust and Savings Bank pursuant to the Loan Agreement dated July 23, 1996


                                                               Amount in
                                                               U.S. Dollar ($)

1.    Accounts Receivable
      Total face amount of all receivables of the Borrower    $___________

      Less:
      Returns, discounts, claims, credits and allowances      ($__________)

      Accounts Receivables arising from Affiliate or          ($__________)
      Subsidiary transaction

      All Accounts Receivable not paid in full within 60      ($__________)
      days of the due date

      thereof or which have been disputed by the account      ($__________)
      debtor

      Amount by which Accounts Receivable attributable to     ($__________)
      account debtor exceed 15% of all Accounts Receivable

      Reserves for any other matter affecting the             ($__________)
      creditworthiness of account debtors owing any Accounts Receivable

      Bill and hold (deferred shipment) transactions          ($__________)

      Sales to account debtor outside of the United States ($__________) not covered by irrevocable letters of credit or credit insurance acceptable to Bank

      All other Accounts Receivable which no longer           ($__________)
      continue to be in full conformity with the eligibility requirements, representations and warranties contained in the Loan Agreement

2.    Eligible Accounts Receivable  (Net Amount of No. 1)     $___________

3.    85% of Eligible Receivables                             $___________

4.    Inventory
      Gross dollar value (valued at the lower of cost         $___________
      (determined on a first-in, first-out basis) or market value) of inventory located in the United State of the Borrower

      Less:
      Supplies (other than raw materials and finished         ($__________)
      goods) and spare parts

      Inventory subject to any Lien except a Permitted Lien   ($__________)

      Inventory which no longer continues to be in full       ($__________)
      conformity with the eligibility requirements, representations and warranties contained in the Loan Agreement

5.    Eligible Inventory (Net Amount of No. 4)                $___________

6.    60% of Eligible Inventory                               $___________

7.    Borrowing Base (Sum of Nos. 3 and 6)*                   $___________

8.    Outstanding Principal Amount of Revolving Loans         $___________

9.    Outstanding Amount of Letter of Credit                  $___________

10.   Borrowing Base Surplus (Deficiency) (No. 7 minus (No.   $___________
      8 and No. 9)

The undersigned hereby certifies that all the information provided is true and correct as of the date first above written.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ____ day of __________________, 19___.


                                    STIMSONITE CORPORATION





                                    By:    ___________________________
                                    Name:  ___________________________
                                    Title: ___________________________


* Revolving Credit Commitment reduces on a dollar-for-dollar basis from $20 million total commitment by the amount of certain guaranties by Borrower of Subsidiary debt pursuant to Paragraph 9.3(e) of the Loan Agreement.